As filed with the Securities and Exchange Commission on May 23, 2003
                                                           Registration No. 333-

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                           PSEG Energy Holdings L.L.C.
             (Exact name of registrant as specified in its charter)

         New Jersey                     6719                    22-2983750
(State or other jurisdiction      (Primary Standard          (I.R.S. Employer
        of incorporation      Industrial Classification   Identification Number)
        or organization)             Code Number)

                                80 Park Plaza-T20
                          Newark, New Jersey 07102-4194
                                 (973) 456-3581

                                   ----------

   (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                                   ----------

                               Miriam E. Gilligan
                      Vice President-Finance and Treasurer
                                80 Park Plaza-T20
                          Newark, New Jersey 07102-4194
                                 (973) 456-3581
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                                   ----------

                                   Copies to:
                             James T. Foran, Esquire
                            Associate General Counsel
                  Public Service Enterprise Group Incorporated
                                  80 Park Plaza
                                  P.O. Box 1171
                          Newark, New Jersey 07101-1171
                                 (973) 430-7000

                                   ----------

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

      If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                           Proposed         Proposed
                                                            Maximum          Maximum
         Title of Each                    Amount           Offering         Aggregate         Amount of
      Class of Securities                  to be           Price Per        Offering        Registration
       to be Registered                 Registered           Unit             Price            Fee (1)
--------------------------------------------------------------------------------------------------------
7.75% Senior Notes due 2007 ...        $350,000,000           100%        $350,000,000         $28,315
========================================================================================================

(1) The registration fee has been calculated pursuant to rule 457(f)(2) under the Securities Act. The proposed maximum aggregate offering price represents the total value of the bonds being exchanged under this registration statement.

      The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    Subject to Completion, dated May 23, 2003

PROSPECTUS

[LOGO] PSEG
       Energy Holdings

                                  $350,000,000

                           PSEG Energy Holdings L.L.C.

                                Offer to Exchange

                           7.75% Senior Notes due 2007
               Which have been registered under the Securities Act

                           For Any and All Outstanding
                           7.75% Senior Notes due 2007
                        Which have not been so registered

                           TERMS OF THE EXCHANGE OFFER

o     The exchange offer expires at 5:00 p.m.,  Eastern Time, on         , 2003,
      unless extended by us in our sole discretion, subject to applicable law.

o The terms of the exchange notes are substantially identical to the original notes, except that the exchange notes are registered under the Securities Act and the transfer restrictions and registration rights applicable to the original notes do not apply to the exchange notes.

o All original notes that are validly tendered and not validly withdrawn will be exchanged.

o Tenders of original notes may be withdrawn at any time prior to expiration of the exchange offer.

o We do not intend to apply for listing of the exchange notes on any securities exchange or to arrange for them to be quoted on any quotation system.

o The exchange offer is subject to customary conditions, including the condition that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission.

o     We will not receive any proceeds from the exchange offer.

o You will not incur any material federal income tax consequences from your participation in the exchange offer.

      Please see "Risk Factors" beginning on page 11 for a discussion of factors you should consider in connection with the exchange offer.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is       , 2003.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Where to Find More Information ..........................................      3
Prospectus Summary ......................................................      4
Risk Factors ............................................................     11
Forward-Looking Statements ..............................................     18
Use of Proceeds .........................................................     20
The Exchange Offer ......................................................     21
Description of Exchange Notes ...........................................     29
Federal Income Tax Considerations .......................................     46
Plan of Distribution ....................................................     48
Legal Opinions ..........................................................     49
Experts .................................................................     49

      When we refer to "we" or "our" or Energy Holdings, we mean PSEG Energy Holdings L.L.C. and/or its predecessor, PSEG Energy Holdings, Inc. When we refer to the term "note" or "notes", we are referring to both the original notes and the exchange notes to be issued in the exchange offer. When we refer to "holders" of the notes, we are referring to those persons who are the registered holders of notes on the books of the registrar appointed under the indenture.

      No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to exchange only the notes offered by this prospectus, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                         WHERE TO FIND MORE INFORMATION

      In connection with the exchange offer, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act relating to the exchange notes to be issued in the exchange offer. As permitted by SEC rules, this prospectus omits information included in the registration statement. For a more complete understanding of this exchange offer, you should refer to the registration statement, including its exhibits.

      The public may read and copy any reports or other information that we file with the SEC at the SEC's public reference room, Room 1024 at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov, as well as at our website at www.pseg.com.

Incorporation of Certain Documents by Reference

      The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supercede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13 (a), 13 (c), 14 or 15 (d) of the Securities Exchange Act of 1934 prior to the termination of the exchange offer.

      Our Annual Report on Form 10-K for the year ended December 31, 2002.

      Our Quarterly Report on Form 10-Q for the period ended March 31, 2003.

      Our Current Reports on Form 8-K filed on January 29, 2003 and April 15, 2003.

      You may request a copy of all documents incorporated by reference in this prospectus, which will be provided to you without charge, by writing or telephoning:

                          Director, Investor Relations
                            PSEG Services Corporation
                                80 Park Plaza T6B
                            Newark, New Jersey 07101
                            Telephone (973) 430-6564

      You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different or additional information. We are not making an offer of these exchange notes in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

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                               PROSPECTUS SUMMARY

      The following information is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this prospectus.

                                   The Company

      Energy Holdings is a New Jersey limited liability company formed on October 31, 2002. Energy Holdings is the successor by merger to PSEG Energy Holdings Inc., which was incorporated on June 20, 1989. Energy Holdings' principal executive offices are located at 80 Park Plaza, Newark, New Jersey 07102 and our telephone number is (973) 456-3581. Energy Holdings has two principal direct wholly-owned subsidiaries: PSEG Global L.L.C. (Global) and PSEG Resources L.L.C. (Resources). Energy Holdings is a direct wholly-owned subsidiary of Public Service Enterprise Group Incorporated (PSEG) and an affiliate of Public Service Electric and Gas Company (PSE&G) and PSEG Power LLC (Power).

      Global invests in, owns and operates generation and distribution facilities in select international and US markets. The generation plants sell power under long-term agreements as well as on a merchant basis while the distribution companies are rate-regulated enterprises. Through Resources, Energy Holdings invests in energy-related financial transactions, including leveraged leases, which are designed to produce predictable earnings at reasonable levels.

      As a result of the worldwide economic downturn and adverse developments at certain of its investments, in 2002 Energy Holdings refocused its strategy from one of accelerated growth to one that places emphasis on increasing the efficiency and returns of its existing assets. In 2002, Energy Holdings recorded the financial impact of these events as it wrote-down its investment in Argentina, discontinued the operations of PSEG Energy Technologies Inc. and a generating facility in India, and recorded goodwill impairment charges.

      Global's strategic focus has shifted to one of improving profitability for currently held investments, from one of significant growth. In the future, Global intends to limit its spending to contractual commitments. Global will also selectively review its portfolio and seek to monetize, at reasonable values, investments which may no longer have a strategic fit. Near-term emphasis will be placed on liquidity and completing current projects. Global has developed or acquired interests in electric generation and/or distribution facilities in the United States, Brazil, Chile, China, India, Italy, Oman, Peru, Poland, Tunisia and Venezuela. In addition, projects are in construction in China, Italy, Poland, South Korea and Taiwan. While Energy Holdings still expects certain of its investments in Latin America to contribute significantly to its earnings in the future, the political and economic risks associated with this region could have a material adverse impact on its remaining investments in the region.

      Resources has shifted its focus from new investments to monitoring its current investment portfolio, primarily energy-related leveraged leases. In 2002, the credit profile of several of the lessees deteriorated. In November 2002, Resources terminated its two lease transactions with affiliates of TXU-Europe, recovered its invested capital and recorded a modest gain on the termination.

      Energy Holdings' portfolio of approximately 100 investments is diversified by number, type and geographic location of investments. No single investment comprises more than 10% of Energy Holdings' total assets. As of March 31, 2003, assets were comprised of the following:

                                                               March 31, 2003
                                                              ---------------
         Leveraged Leases(A) .................................      42%
         International Electric Distribution Facilities ......      20%
         International Generation Plants .....................      22%
         Domestic Generation Plants ..........................      10%
         Energy Services .....................................       1%
         Other Passive Financial Investments .................       2%
         Other ...............................................       3%
         ----------
         (A) Leveraged leases are primarily in energy related facilities.

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                                       4
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                          Summary of the Exchange Offer

The Exchange Offer ..........   We are  offering  to exchange  an  aggregate  of
                                $350,000,000 principal amount of exchange notes for $350,000,000 of original notes. The original notes may be exchanged only in multiples of $1,000.

Issuance of the
  Original Notes ............   The original notes were issued and sold on April
                                16,  2003  in  a   transaction   not   requiring
                                registration under the Securities Act.

Exchange and Registration
  Rights ....................   At the time we issued  the  original  notes,  we
                                entered into an exchange and registration rights
                                agreement   which  obligates  us  to  make  this
                                exchange offer.

Required Representations ....   In order to participate  in the exchange  offer,
                                you   will   be    required    to   make    some
                                representations in a letter of transmittal, including that:

                                o  you are not affiliated with us,

                                o you are not a broker-dealer who bought your original notes directly from us,

                                o you will acquire the exchange notes in the ordinary course of business, and

                                o you have not agreed with anyone to distribute the exchange notes.

                                If you are a broker-dealer that purchased original notes for your own account as part of market-making or trading activities, you may represent to us that you have not agreed with us or our affiliates to distribute the exchange notes. If you make this representation, you need not make the last representation provided for above.

Resale of the
  Exchange Notes ............   We are making the exchange  offer in reliance on
                                the  position  of the staff of the  Division  of
                                Corporation  Finance  of the SEC as  defined  in
                                certain  interpretive  letters  issued  to third
                                parties in other  transactions.  We believe that
                                the  exchange  notes  acquired in this  exchange
                                offer may be freely  traded  without  compliance
                                with the  provisions of the  Securities Act that
                                call  for   registration   and   delivery  of  a
                                prospectus, except as described in the following paragraph.

                                The exchange notes will be freely tradable only if the holders meet the conditions described under "--Required Representations" above. If you are a broker-dealer that purchased original notes for your own account as part of market-making or trading activities, you must deliver a prospectus when you sell exchange notes. We have agreed in the exchange and registration rights agreement relating to the original notes to allow you to use this prospectus for this purpose during the 180-day period following completion of the exchange offer, subject to our right under some circumstances to restrict your use of this prospectus. See "The Exchange Offer -- Resales of Exchange Notes".

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                                       5

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                                Broker-dealers   who  acquired   original  notes
                                directly  from  us may not  rely on the  staff's
                                interpretations   and  must   comply   with  the
                                registration     and     prospectus     delivery
                                requirements of the Securities Act, including being named as a selling security holder, in order to resell the original notes or the exchange notes.

Accrued Interest on the
  Original Notes ............   The  exchange  notes  will bear  interest  at an
                                annual  rate of  7.75%.  Any  interest  that has
                                accrued  on  the  original  notes  before  their
                                exchange in this exchange  offer will be payable
                                on the  exchange  notes  on the  first  interest
                                payment  date  after  the   conclusion  of  this
                                exchange offer.

Procedures for Exchanging
  Notes .....................   The  procedures  for  exchanging  original notes
                                involve  notifying the exchange agent before the
                                expiration  date of the  exchange  offer of your
                                intention to do so. The  procedures for properly
                                making   notification   are  described  in  this
                                prospectus under the heading "The Exchange Offer
                                -- Procedures for Tendering Original Notes".

Expiration Date .............   5:00 p.m.,  Eastern Time, on             , 2003,
                                unless the exchange offer is extended.

Exchange Date ...............   We will notify the exchange agent of the date of
                                acceptance of the original notes for exchange.

Withdrawal Rights ...........   If you tender your  original  notes for exchange
                                in  this  exchange   offer  and  later  wish  to
                                withdraw  them, you may do so at any time before
                                5:00  p.m.,   Eastern  Time,  on  the  day  this
                                exchange offer expires.

Acceptance of Original
  Notes and Delivery of
  Exchange Notes ............   We will  accept  any  original  notes  that  are
                                properly tendered for exchange before 5:00 p.m.,
                                Eastern  Time,  on the day this  exchange  offer
                                expires.  The  exchange  notes will be delivered
                                promptly  after   expiration  of  this  exchange
                                offer.

Tax Consequences ............   You will not incur any material  federal  income
                                tax consequences from your participation in this exchange offer.

Use of Proceeds .............   We will not receive any cash  proceeds from this
                                exchange offer.

Exchange Agent ..............   Wachovia Bank,  National  Association is serving
                                as the exchange agent. Its address and telephone number are provided in this prospectus under the heading "The Exchange Offer -- Exchange Agent".

Effect on Holders of
  Original Notes ............   Any original notes that remain outstanding after
                                this exchange  offer will continue to be subject
                                to restrictions  on their  transfer.  After this
                                exchange  offer,  holders of original notes will
                                not (with limited  exceptions)  have any further
                                rights  under  the  exchange  and   registration
                                rights agreement.  Any market for original notes
                                that  are  not  exchanged   could  be  adversely
                                affected by the conclusion of this exchange offer.

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                                       6
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                          Summary of the Exchange Notes

Securities Offered ..........   $350,000,000  principal  amount of 7.75%  Senior
                                Notes due 2007 which have been registered  under
                                the  Securities  Act.  The terms of the exchange
                                notes will be identical in all material respects
                                to the original notes,  except that the exchange
                                notes  will  not  contain  language  restricting
                                their  transfer,  and  holders  of the  exchange
                                notes  generally will not be entitled to further
                                registration   rights  under  the  exchange  and
                                registration  rights  agreement.   The  exchange
                                notes issued in the exchange offer will evidence the same debt as the outstanding original notes, which they will replace, and both the original notes and the exchange notes are governed by the same indenture.

Interest Payment Dates ......   April 16 and  October  16,  beginning  the first
                                such date following the original issuance of the exchange notes.

Stated Maturity Date ........   April 16, 2007.

Optional Redemption .........   The  exchange  notes will be  redeemable  at our
                                option in whole or in part at any time, at a redemption price equal to the greater of

                                o 100% of the principal amount of the exchange notes to be redeemed, and

                                o the sum of the present values of the principal amount and the remaining scheduled payments of interest on the exchange notes to be redeemed from the redemption date to April 16, 2007 discounted on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at a specified Treasury Rate plus 50 basis points, plus, in either case, accrued interest to the date of redemption. See "Description of Exchange Notes -- Optional Redemption".

Ranking .....................   The  exchange  notes  will be  senior  unsecured
                                obligations  and  will  rank  equally  with  our
                                senior unsecured  indebtedness.  As of March 31,
                                2003, we had outstanding  $2.029 billion of debt
                                that ranks equal with the exchange notes and had
                                no  secured  debt  outstanding.  Since  we are a
                                holding  company,  the  exchange  notes  will be
                                structurally  subordinated  to any  indebtedness
                                and   other   liabilities   of   our   operating
                                subsidiaries.

Cross Acceleration ..........   The  exchange  notes  will  be  subject  to  the
                                acceleration  of their  maturity in the event of
                                the acceleration of the  indebtedness  under our
                                revolving  credit  facilities  and certain other
                                indebtedness as described under  "Description of
                                Exchange   Notes  --  Events  of   Default   and
                                Remedies".

Ratings .....................   The exchange notes have been assigned ratings of
                                "BBB-" by Standard & Poor's Ratings Group (S&P) and Fitch IBCA, Inc. and "Baa3" by Moody's
                                Investors Service, Inc. (Moody's).

                                A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.

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                                       7
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Sinking Fund ................   None.

Limitation on Liens .........   Energy  Holdings  and its  subsidiaries  may not
                                incur any liens to secure  indebtedness  without
                                providing   that  the  exchange  notes  will  be
                                equally   and   ratably    secured   with   such
                                indebtedness. These restrictions do not apply to
                                liens  granted  by   subsidiaries   (other  than
                                "Material   Subsidiaries"   as   defined   under
                                "Description   of   Exchange   Notes--   Certain
                                Definitions")   in   connection   with   project
                                financings,   liens  securing  indebtedness  not
                                exceeding  10%  of  Consolidated   Net  Tangible
                                Assets as defined under "Description of Exchange
                                Notes-- Certain Definitions" and other specified liens.

Limitation on Sale and
  Leasebacks ................   Energy  Holdings  and its  subsidiaries  may not
                                enter  into  sale  and  leaseback   transactions
                                unless   it  would  be   permissible   to  incur
                                indebtedness   secured   by  a  lien  under  the
                                foregoing Limitation on Liens covenant in the amount of the indebtedness associated with that sale and leaseback transaction or unless the proceeds of that sale and leaseback were applied to the reduction of indebtedness. Also not restricted is indebtedness associated with sale and leaseback transactions not exceeding 10% of Consolidated Net Tangible Assets.

Debt Incurrence Tests .......   Energy   Holdings   may  not  incur   additional
                                Consolidated Recourse  Indebtedness,  other than
                                Permitted Indebtedness, unless, on a pro forma basis giving effect to the incurrence of the additional Consolidated Recourse Indebtedness,

                                o the Debt Service Coverage Ratio would be at least 2.0 to 1.0, and

                                o the ratio of Consolidated Recourse Indebtedness to Recourse Capitalization of Energy Holdings would not exceed 0.60 to 1.0.

                                For definition of terms used in this section, see "Description of the Exchange Notes -- Certain Financial Covenants -- Certain Definitions -- Financial Covenants".

Limitation on Asset Sales ...   Energy  Holdings  will not,  and will not permit
                                any of its  subsidiaries to, without the consent
                                of the holders of a majority in principal amount
                                of the outstanding notes,  consummate cumulative
                                Asset Sales (as defined  under  "Description  of
                                the   Exchange    Notes--   Certain    Financial
                                Covenants--  Certain   Definitions--   Financial
                                Covenants")   over  a  12-month   period   which
                                constitute  more than 10% of the total assets of
                                Energy  Holdings  and  its   subsidiaries  on  a
                                consolidated basis unless the net proceeds are

                                o  reinvested in the business,

                                o used to repay indebtedness of Energy Holdings or its subsidiaries, or

                                o retained by Energy Holdings or any of its subsidiaries.

Covenant "Fall  Away" .......   In the  event  that the notes are rated at least
                                BBB by S&P and Baa2 by Moody's, in each case with a stable outlook, the two covenants listed immediately above will be removed.

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                                       8
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Change of Control ...........   Upon a "Change  of  Control"  as  defined  under
                                "Description   of   Exchange   Notes--   Certain
                                Definitions", a holder of exchange notes may require us to repurchase that holder's exchange notes, in whole or in part, at 101% of the principal amount of the exchange notes, plus accrued interest. A Change of Control will not be deemed to have occurred if, after giving effect to circumstances otherwise constituting a Change of Control, the exchange notes are rated "BBB-" or better by S&P and "Baa3" or better by Moody's.

Form ........................   The exchange notes will be represented by one or
                                more  permanent  global  exchange notes in fully
                                registered   form  without   interest   coupons,
                                deposited with the Trustee as custodian for, and
                                registered  in the name of,  a  nominee  of DTC,
                                except   in   certain   limited    circumstances
                                described in this prospectus.

--------------------------------------------------------------------------------

                       SUMMARY CONSOLIDATED FINANCIAL DATA

      The following table sets forth the summary of consolidated financial data for the periods indicated. The summary of consolidated financial data for the three months ended March 31, 2003 and 2002 was derived from our unaudited financial statements which have been incorporated by reference in this
Prospectus and in the opinion of management, have been prepared in a manner consistent with the audited financial statements for the five years ended December 31, 2002. Operating results for the three months ended March 31, 2003 are not necessarily indicative of results which may be expected for the full year. The summary of consolidated financial data as of December 31, 2002 and 2001 and for the three years ended December 31, 2002 was derived from the audited consolidated financial statements of Energy Holdings and its consolidated subsidiaries incorporated by reference herein. The historical consolidated financial data as of December 31, 2000, 1999, and 1998 and for the two years ended December 31, 1999 has been derived from our audited financial statements not incorporated herein. This summary of data is qualified in its entirety by the more detailed information and financial statements, including the notes thereto.

                                         Three Months Ended
                                              March 31,                       Years ended December 31,
                                         -------------------       ------------------------------------------------
                                           2003       2002         2002       2001       2000       1999       1998
                                           ----       ----         ----       ----       ----       ----       ----
Data in Millions, except ratios
Operating Data
Total Revenues (A) ...................     $209      $ 136        $ 643       $445       $303       $355       $246
Total Operating Expenses .............       92         65          844        197        162        221        177
Income from Equity Method
  Investments ........................       17         30          106        193        169        147        141
Interest, Net of Capitalized
  Interest ...........................       50         54          214        180        134         94         92
Income Tax (Benefit) Expense .........       17         --         (150)        65         51         75         36
Income (Loss) From Continuing
  Operations .........................       59          6         (209)       189        126        121         82
Loss from discontinued
  operations .........................      (15)        (1)         (51)       (15)       (12)       (13)       (13)
Cumulative Effect of a Change in
  Accounting Principle --
  (Loss) Gain ........................       --       (120)        (120)         9         --         --         --
Net Income (Loss) ....................       44       (115)        (380)       183        114        108         69
Preferred Stock Dividends ............        6          6           23         22         24         25         17
Earnings (Loss) Available
  to PSEG ............................     $ 38      $(121)       $(403)      $161       $ 90       $ 83       $ 52

                                               As of March 31,                  As of December 31,
                                               ---------------     ------------------------------------------------
                                                     2003          2002      2001       2000       1999       1998
                                                     ----          ----      ----       ----       ----       ----
Balance Sheet Data:
Total Assets ...............................        $6,921       $6,838     $7,439     $5,199     $4,116     $3,172
Total Liabilities ..........................         1,715        1,679      1,819      1,270      1,040        962
Total Capitalization:
Debt .......................................         3,063        3,035      3,396      2,180      1,701        968
Common Equity ..............................         1,634        1,615      1,715      1,240        866        733
Preferred Equity ...........................           509          509        509        509        509        509
                                                    ------       ------     ------     ------     ------     ------
Total Member's/Stockholder's Equity ........         2,143        2,124      2,224      1,749      1,375      1,242
                                                    ------       ------     ------     ------     ------     ------
Total Capitalization .......................        $5,206       $5,159     $5,620     $3,929     $3,076     $2,210

                                         Three Months Ended
                                              March 31,                       Years ended December 31,
                                         -------------------       ------------------------------------------------
                                           2003       2002         2002       2001       2000       1999       1998
                                           ----       ----         ----       ----       ----       ----       ----
Cash flows from:
Operating ............................     $ --      $ (18)       $ 199    $   234      $ 140      $  91      $  50
Investing ............................      (43)      (143)        (237)    (1,574)      (758)      (958)      (157)
Financing ............................        2        177           90      1,378        592        902        105

                                         Three Months Ended
                                              March 31,                       Years ended December 31,
                                         -------------------       ------------------------------------------------
                                           2003       2002         2002       2001       2000       1999       1998
                                           ----       ----         ----       ----       ----       ----       ----
Ratio:
Earnings to Fixed Charges (B) ........     2.4x       1.3x         (0.6)x      1.8x       1.9x       2.9x       2.5x

----------
(A) Income from Equity Method Investments for the years ended December 31, 2002, 2001, 2000, 1999 and 1998 has been reclassified from Revenue to a separate component on the Consolidated Statement of Operations, to conform to the presentation in the Quarterly Report on Form 10-Q for the period ended March 31, 2003.

(B) The ratio of earnings to fixed charges for the year ended December 31, 2002 was (0.6), as noted above, which represents a deficiency of $358 million.

                                  RISK FACTORS

      You should carefully consider the risks described below. Each of the following risk factors relating to Energy Holdings could have a material adverse effect on our business, financial condition, results of operations, net cash flows and/or our ability to service our outstanding indebtedness, including the notes.

                        Risks Relating to Energy Holdings

Because a Substantial Portion of Our Business is Conducted Outside the United States, Adverse International Developments Could Negatively Impact Our Business

      A major portion of our business involves the construction and operation of projects outside the United States. The economic and political conditions in certain countries where Global has interests present risks that may be different than those found in the United States including:

   o  delays in permitting and licensing;

   o  construction delays and interruption of business;

   o  risks of war;

   o  expropriation;

   o  nationalization;

   o  renegotiation or nullification of existing contracts; and

   o  changes in law or tax policy.

      Changes in the legal environment in foreign countries in which Global invests could make it more difficult to obtain non-recourse project financing or refinancing on suitable terms and could impair Global's ability to enforce its rights under agreements relating to such projects.

      Operations in foreign countries also present risks associated with currency exchange and convertibility, inflation and repatriation of earnings. In some countries in which Global invests, economic and monetary conditions and other factors could affect Global's ability to convert its cash distributions to United States Dollars or other freely convertible currencies, or to move funds offshore from these countries. Furthermore, the central bank of any of these countries may have the authority to suspend, restrict or otherwise impose conditions on foreign exchange transactions or to approve distributions to foreign investors. Although Global generally seeks to structure power purchase contracts and other project revenue agreements to provide for payments to be made in, or indexed to, United States Dollars or a currency freely convertible into United States Dollars, its ability to do so in all cases may be limited.

Credit,  Commodity  and  Financial  Market  Risks  Could  Negatively  Impact Our
Business

      The revenues generated by the operation of our generating stations are subject to market risks that are beyond our control. Our generation output will either be used to satisfy our wholesale contracts or be sold into the competitive power markets or under other bilateral contracts. Participants in the competitive power markets are not guaranteed any specified rate of return on their capital investments through recovery of mandated rates payable by purchasers of electricity. Generation revenues and results of operations will be dependent upon prevailing market prices for energy, capacity and ancillary services in the markets we serve.

      The following factors are among those that will influence the market prices for energy, capacity and ancillary services:

   o the extent of additional supplies of capacity, energy and ancillary services from current competitors or new market entrants, including the development of new generation facilities that may be able to produce electricity less expensively;

   o changes in the rules set by regulatory authorities with respect to the manner in which electricity sales will be priced;

   o  prevailing   market  prices  for  coal  and  natural  gas  and  associated transportation costs;

   o  fluctuating weather conditions;

   o reduced growth rate in electricity usage as a result of factors such as national and regional economic conditions and the implementation of conservation programs; and

   o  changes in regulations applicable to Independent System Operators (ISOs).

Substantial Change in the Electric Energy Industry Could Negatively Impact Our Business

      The electric energy industry across the country and around the world is undergoing major transformations. As a result of deregulation and the unbundling of energy supplies and services, the electric energy markets are now open to competition from other suppliers in most markets. Increased competition from these suppliers could have a negative impact on our wholesale and retail sales. Among the factors that are common to the electric industry that affect our business are:

   o ability to obtain adequate and timely rate relief, cost recovery and other necessary regulatory approvals;

   o excess supply of electric generation and capacity due to industry overbuild;

   o deregulation, the unbundling of energy supplies and services and the establishment of a competitive energy marketplace for products and services;

   o  the possibility of reregulation in some deregulated markets;

   o  energy sales retention and growth;

   o  revenue and price stability and growth;

   o  increased capital investments attributable to environmental regulations;

   o ability to complete development or acquisition of current and future investments;

   o managing electric generation and distribution operations in locations outside of traditional utility service territory;

   o  exposure to market price fluctuations and volatility;

   o  regulatory restrictions on affiliate transactions; and

   o  debt and equity market concerns.

Credit Concerns with Leveraged Leases Could Have a Material Adverse Impact

      Resources has credit risk related to its investments in leveraged leases totaling $1.5 billion, net of deferred taxes of $1.4 billion, as of March 31, 2003. These investments are significantly concentrated in energy related industries and have some exposure to the airline industry.

      Resources is the lessor of domestic generating facilities in several US energy markets. During 2002, the credit ratings of some of the transaction lessees, or ultimate guarantors of the lease obligations, were downgraded by the rating agencies due to concerns over forward energy prices. As of March 31, 2003, 65% of counterparties in the lease portfolio were rated investment grade by both S&P and Moody's. Specifically, the lessees in several transactions were downgraded below investment grade during 2002 by these rating agencies. Resources' investments in such transactions was approximately $464 million, net of deferred taxes of $300 million, as of March 31, 2003.

      In some of these lease transactions, Resources has protected its equity investment by retaining the right to assume the debt obligation at its discretion in the event of default by the lessee, subject to the condition that the lease debt be rated at least equal to the rating that existed at the date of the original transaction. Debt assumption normally only would occur if an appraisal of the leased property yielded a value that exceeds the present value of the debt outstanding.

      Over the longer term, Resources' earnings and cash flow streams are dependent upon the availability of suitable transactions and its ability to continue to enter into these transactions. Based on current market conditions and Energy Holdings' intent to limit capital expenditures, it is unlikely that Resources will make significant investments in the near term. Resources faces risks with regard to the creditworthiness of its counterparties, as well as the risk of a change in the current tax treatment of its investments in leveraged leases. The manifestation of either of these risks could cause a material adverse effect on Energy Holdings' strategy and its forecasted results of operations, financial position, and net cash flows.

Because  We Are a Holding  Company  Our  Ability  to  Service  Our Debt Could Be
Limited

      The notes will be our exclusive obligations and not the obligations of any of our subsidiaries or affiliates. Our obligations with respect to the notes will not be supported by PSEG.

      We are a holding company with no material assets other than the stock or membership interests of our subsidiaries and project affiliates. Accordingly, all of our operations are conducted by our subsidiaries and project affiliates which are separate and distinct legal entities that have no obligation, contingent or otherwise, to pay any amounts when due on our debt, including the notes, or to make any funds available to us to pay such amounts. As a result, our debt, including the notes, will effectively be subordinated to all existing and future debt, trade creditors, and other liabilities of our subsidiaries and project affiliates and our rights and hence the rights of our creditors (including holders of the notes) to participate in any distribution of assets of any subsidiary or project affiliate upon its liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary's or project affiliate's creditors, except to the extent that our claims as a creditor of such subsidiary or project affiliate may be recognized.

      We depend on our subsidiaries' and project affiliates' cash flow and our access to capital in order to service our indebtedness, including the notes. The project-related debt agreements of subsidiaries and project affiliates generally restrict their ability to pay dividends, make cash distributions or otherwise transfer funds to us. These restrictions may include achieving and maintaining financial performance or debt coverage ratios, absence of events of default, or priority in payment of other current or prospective obligations.

      Our subsidiaries have financed some investments using non-recourse project level financing. Each non-recourse project financing is structured to be repaid out of cash flows provided by the investment. In the event of a default under a financing agreement which is not cured, the lenders would generally have rights to the related assets. In the event of foreclosure after a default, our subsidiary may lose its equity in the asset or may not be entitled to any cash that the asset may generate. Although a default under a project financing agreement will not cause a default with respect to our debt and that of our subsidiaries, it may materially affect our ability to service our outstanding indebtedness, including the notes.

      We can give no assurances that our current and future capital structure, operating performance or financial condition will permit us to access the capital markets or to obtain other financing at the times, in the amounts and on the terms necessary or advisable for us to successfully carry out our business strategy or to service our indebtedness.

We Cannot Assure Sufficient Cash Flow to Service the Notes

      As of March 31, 2003, we had total debt outstanding of approximately $2.0 billion, excluding consolidated non-recourse debt appearing on our balance sheet. We can give no assurances that our projects and investments will generate sufficient cash to service our outstanding indebtedness, including the notes.

      Under the existing instruments governing our debt, including the indenture under which the notes will be issued and our bank agreements, debt may be accelerated or otherwise be subject to repayment upon certain events of default, including cross defaults, or if we undergo a change of control. In addition, a default on the notes would result in a cross default under our bank agreements. If any such event were to occur, we may not have sufficient capital to pay holders of the notes in full the amounts due under the notes or to repay any notes tendered pursuant to the Change of Control Offer described under "Description of Exchange Notes -- Certain Covenants -- Repayment of Notes Upon a Change of Control".

If Our Operating Performance Falls Below Projected Levels, We May Not be Able to Service Our Debt

      The risks associated with operating power generation facilities include the breakdown or failure of equipment or processes, disruptions in the transmission of electricity, labor disputes and fuel supply interruption and price volatility, limitations which may be imposed by environmental or other regulatory requirements, permit limitations and operator error or other catastrophic events, such as fire, earthquake, explosion, flood, acts of war or terrorism or similar occurrences, each of which could result in performance below expected capacity levels. Operation below expected capacity levels may result in lost revenues, increased expenses, higher maintenance costs and penalties, in which case there may not be sufficient cash available to meet operating and financial obligations, including the ability to service project debt. In addition, many of Global's generation projects rely on a single fuel supplier and a single customer for the purchase of the facility's output under a long term contract. While Global generally has liquidated damage provisions in its contracts, the default by a supplier under a fuel contract or a customer under a power purchase contract could adversely affect the facility's cash generation and ability to service project debt.

      Countries in which Global owns and operates electric and gas distribution facilities may impose financial penalties if reliability performance standards are not met. In addition, inefficient operation of the facilities may cause lost revenue and higher maintenance expenses, in which case there may not be sufficient cash available to service project debt.

Our Ability To Control Cash Flow From Our Minority Investments is Limited

      Our ability to control investments in which we own a minority interest is limited. Investing pursuant to a minority ownership role presents additional risks, such as not having a controlling interest over operations and material financial and operating matters or the ability to operate the assets more efficiently. In addition, because of our minority role in some investments, neither we nor Global are able to unilaterally cause dividends or distributions to be made to us or Global from these operations.

      Minority investments may involve risks not otherwise present for investments made solely by us and our subsidiaries, including the possibility that a partner, majority investor or co-venturer might become bankrupt, may have different interests or goals, and may take action contrary to our instructions, requests, policies or business objectives. Also, if no party has full control, there could be an impasse on decisions. In addition, certain investments of Resources are managed by unaffiliated entities which limits Resources' ability to control the activities or performance of such investments and managers.

Failure to Obtain Adequate and Timely Rate Relief Could Negatively Impact Our Business

      Global's electric and gas distribution facilities are rate-regulated enterprises. Governmental authorities establish rates charged to customers. These rates are currently sufficient to cover all operating costs and provide a return.

      We can give no assurances that rates will, in the future, be sufficient to cover Global's costs and provide a return on its investment. In addition, future rates may not be adequate to provide cash flow to pay principal and interest on the debt of Global's subsidiaries and affiliates and to enable its subsidiaries and affiliates to comply with the terms of debt agreements. Further, the inability to obtain sufficient rates could lead to asset impairment and a reduction in equity.

We May Not Have Access to Sufficient Capital in the Amounts and at the Times Needed

      Capital for our projects and investments has been provided by internally-generated cash flow and borrowings by us and our subsidiaries. We require continued access to debt capital from outside sources in order to efficiently fund our capital needs. Our ability to arrange financing on a non-recourse basis and the costs of capital depend on numerous factors including, among other things, general economic and market conditions, the availability of credit from banks and other financial institutions, investor confidence and the success and quality of current projects.

      We can give no assurances that our current and future capital structure or financial condition will permit access to bank and debt capital markets. We also may require capital from PSEG, the availability of which is not assured since it is dependent upon our performance and that of PSEG's other subsidiaries. As a result, there is no assurance that we or our subsidiaries will be successful in obtaining financing for our projects and acquisitions or funding the equity commitments required for such projects and acquisitions in the future.

We  and  Our   Subsidiaries   are  Subject  to  Substantial   Competition   from
Well-Capitalized Participants in the Worldwide Energy Markets

      We and our subsidiaries are subject to substantial competition in the United States and in international markets from:

   o  merchant generators;

   o  domestic and multi-national utility generators;

   o  fuel supply companies;

   o  engineering companies;

   o  equipment manufacturers; and

   o  affiliates of other industrial companies.

      Restructuring of worldwide energy markets, including the privatization of government-owned utilities and the sale of utility-owned assets, is creating opportunities for, and substantial competition from, well-capitalized entities which may adversely affect our ability to achieve our objectives. Increased competition could contribute to a reduction in prices offered for power and could result in lower returns which may affect our ability to service our outstanding indebtedness, including short-term debt.

      Deregulation may continue to accelerate the current trend toward consolidation among domestic utilities and could also result in the further splitting of vertically-integrated utilities into separate generation, transmission and distribution businesses. As a result, additional competitors could become active in the merchant generation business. In addition, re-regulation in deregulated jurisdictions could limit our ability to compete. Resources faces competition from numerous well-capitalized investment and finance company affiliates of banks, utilities and industrial companies.

Power Transmission Facilities May Impact Our Ability to Deliver Our Output to Customers

      Our ability to sell and deliver our electric energy products and grow our business may be adversely impacted and our ability to generate revenues may be limited if:

   o  transmission is disrupted;

   o  transmission capacity is inadequate; or

   o  a region's power transmission infrastructure is inadequate.

Regulatory Issues Significantly Impact Our Operations

      Domestic  and  foreign  federal,   state  and  local  authorities   impose
substantial regulation and permitting requirements on the electric power generation business. We are required to comply with numerous laws and regulations and to obtain numerous governmental permits in order to operate our generation stations.

      We believe that we have obtained all material energy-related federal, state and local approvals currently required to operate our generation stations. Although not currently required, additional regulatory approvals may be required in the future due to a change in laws and regulations or for other reasons. We can give no assurances that we will be able to obtain any required regulatory approvals in the future, or that we will be able to obtain any necessary extension in receiving any required regulatory approvals. Any failure to obtain or comply with any required regulatory approvals, could materially adversely affect our ability to operate our generation stations or sell electricity to third parties.

      We can give no assurance that existing regulations will not be revised or reinterpreted, that new laws and regulations will not be adopted or become applicable to us or any of our generation stations or that future changes in laws and regulations will not have a detrimental effect on our business.

Environmental Regulation May Limit Our Operations

      We are required to comply with numerous statutes, regulations and ordinances relating to the safety and health of employees and the public, the protection of the environment and land use. These statutes, regulations and ordinances are constantly changing. While we believe that we have obtained all material environmental-related approvals currently required to own and operate our facilities or that these approvals have been applied for and will be issued in a timely manner, we may incur significant additional costs because of compliance with these requirements. Failure to comply with environmental statutes, regulations and ordinances could have a material effect on us, including potential civil or criminal liability and the imposition of clean-up liens or fines and expenditures of funds to bring our facilities into compliance.

      We can give no assurance that we will be able to:

   o obtain all required environmental approvals that we do not yet have or that may be required in the future;

   o  obtain any necessary modifications to existing environmental approvals;

   o maintain compliance with all applicable environmental laws, regulations and approvals; or

   o  recover any resulting costs through future sales.

      Delay in obtaining or failure to obtain and maintain in full force and effect any environmental approvals, or delay or failure to satisfy any applicable environmental regulatory requirements, could prevent construction of new facilities, operation of our existing facilities or sale of energy from these facilities or could result in significant additional cost to us.

Insurance Coverage May Not Be Sufficient

      We have insurance for our facilities, including:

   o  all-risk property damage insurance;

   o  commercial general public liability insurance; and

   o  boiler and machinery coverage

in amounts and with deductibles that we consider appropriate.

      We can give no assurance that this insurance coverage will be available in the future on commercially reasonable terms or that the insurance proceeds received for any loss of or any damage to any of our facilities will be sufficient to permit us to continue to make payments on our debt. Additionally, some of our properties may not be insured in the event of an act of terrorism.

Recession, Acts of War or Terrorism Could Negatively Impact Our Business

      The consequences of a prolonged recession and adverse market conditions may include the continued uncertainty of energy prices and volatility within the capital and commodities markets. We cannot predict the impact of any continued economic slowdown or fluctuating energy prices; however, such impact could have a material adverse effect on our financial condition, results of operations and net cash flows.

      Like other operators of major industrial facilities, our generation plants, fuel storage facilities and transmission and distribution facilities may be targets of terrorist activities that could result in disruption of our ability to produce or distribute some portion of our energy products. Any such disruption could result in a significant decrease in revenues and/or significant additional costs to repair, which could have a material adverse impact on our financial condition, results of operation and net cash flows.

Acquisition, Construction and Development Activities May not be Successful

      Although our current strategy is to manage our existing assets, we may in the future seek to acquire, develop and construct new energy projects, the completion of any of which is subject to substantial risk. This activity requires a significant lead time and requires us to expend significant sums for preliminary engineering, permitting, fuel supply, resource exploration, legal and other development expenses in preparation for competitive bids or before it can be established whether a project is economically feasible.

      The construction, expansion or refurbishment of a generation, transmission or distribution facility may involve:

   o  equipment and material supply interruptions;

   o  labor disputes;

   o  unforeseen engineering, environmental and geological problems; and

   o  unanticipated cost overruns.

      In addition, some power purchase contracts permit the customer to terminate the related contract, retain security posted by the developer as liquidated damages or change the payments to be made to the subsidiary or the project affiliate in the event specified milestones, such as commencing commercial operation of the project, are not met by specified dates. If project start-up is delayed and the customer exercises these rights, the project may be unable to fund principal and interest payments under its project financing agreements. The proceeds of any insurance, vendor warranties or performance guarantees may not be adequate to cover lost revenues, increased expenses or payments of liquidated damages. We can give no assurance that we will obtain access to the substantial capital required to construct generation projects or to refinance existing projects.

Changes in Technology May Make Our Power Generation Assets Less Competitive

      A key element of our business plan is that generating power at central power plants produces electricity at relatively low cost. There are other technologies that produce electricity, most notably fuel cells, microturbines, windmills and photovoltaic (solar) cells. While these methods are not currently cost-effective, it is possible that advances in technology will reduce the cost of alternative methods of producing electricity to a level that is competitive with that of most central station electric production. If this were to happen, our market share could be eroded and the value of our power plants could be significantly impaired. Changes in technology could also alter the channels through which retail electric customers buy electricity, which could affect our financial results.

PSEG Could Exercise Its Power Over Us to the Detriment of Holders of the Notes

      As our sole limited liability company member, PSEG has the power to control the election of the managers and all other matters submitted for member approval and has control over our management and affairs. In circumstances involving a conflict of interest between PSEG, as the sole member, on the one hand, and our creditors, on the other, we can give no assurances that PSEG would not exercise its power to control us and allocate resources in a manner that would benefit PSEG or another subsidiary to the detriment of the holders of the notes.

      The indenture imposes no limitations on our ability to pay dividends or to make other payments to PSEG or on our ability to enter into transactions with PSEG or our other affiliates. Payment of dividends to PSEG without limit could impact our cash available to service the notes. PSEG could decide to no longer continue to hold our membership interests, although failure to maintain ownership of a majority of the voting membership interests could trigger the change of control repurchase provisions in the indenture. Any of these actions could materially adversely affect our business and thus ultimately our ability to service the notes.

                        Risks Relating to Exchange Notes

The Exchange Notes May Not be Liquid Because there is no Public Market for the Exchange Notes

      There is currently no trading market for the exchange notes and we do not intend to list the exchange notes on any securities exchange or to arrange for them to be quoted on any quotation system. We can give no assurances as to the liquidity of any market that may develop for the exchange notes, the ability of investors to sell the exchange notes or the price at which investors would be able to sell their exchange notes.

Consequences of Failure to Exchange Original Notes

      Any original notes that remain outstanding after this exchange offer will continue to be subject to restrictions on their transfer. After this exchange offer, holders of original notes will not (with limited exceptions) have any further rights under the exchange and registration rights agreement. Any market for original notes that are not exchanged could be adversely affected by the conclusion of this exchange offer.

Exchange Offer Procedures -- Late Deliveries of Notes and Other Required Documents Could Prevent a Holder from Exchanging its Notes

      Holders are responsible for complying with all exchange offer procedures. Issuance of exchange notes in exchange for original notes will only occur upon completion of the procedures described in this prospectus under the heading "The Exchange Offer -- Procedures for Tendering Original Notes". Therefore, holders of original notes who wish to exchange them for exchange notes should allow sufficient time for timely completion of the exchange procedure. We are not obligated to notify you of any failure to follow the proper procedure.

Restrictions Applicable to Participating Broker-Dealers -- if you are a Broker-Dealer, your Ability to Transfer the Notes may be Restricted

      A broker-dealer that purchased original notes for its own account as part of market-making or trading activities must deliver a prospectus when it sells the exchange notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their exchange notes.

                           FORWARD-LOOKING STATEMENTS

      Except for the historical information contained or incorporated by reference in this prospectus, certain of the matters discussed or incorporated by reference in this prospectus constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management's beliefs as well as assumptions made by and information currently available to management. When used in this prospectus or any document incorporated by reference, the words "will", "anticipate", "intend", "estimate", "believe", "expect", "plan", "hypothetical", "potential", "forecast", "projections", variations of such words and similar expressions are intended to identify forward-looking statements. Energy Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The following review of factors should not be construed as exhaustive.

      In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

   o credit, commodity, interest rate, counterparty and other financial market risks;

   o  liquidity and the ability to access capital and credit markets;

   o  acquisitions,   divestitures,   mergers,   restructurings   or   strategic
      initiatives that change Energy Holdings' structure;

   o  business combinations among competitors and major customers;

   o  general economic conditions including inflation;

   o  changes  to  accounting   standards  or  generally   accepted   accounting
      principles, which may require adjustments to financial statements;

   o changes in tax laws and regulations which could affect cash flows and business prospects;

   o  energy obligations and available supply;

   o  changes in the electric industry including changes to power pools;

   o regulation and availability of power transmission facilities that impact our ability to deliver output to customers;

   o  growth in costs and expenses;

   o  environmental regulation that significantly impacts operations;

   o changes in rates of return on overall debt and equity markets that could have an adverse impact on the value of pension assets;

   o  changes in political conditions, recession, acts of war or terrorism;

   o  insufficient insurance coverage;

   o involvement in lawsuits including liability claims and commercial disputes that impact our ability to operate our business;

   o  inability to attract and retain management and other key employees;

   o  ability to obtain adequate and timely rate relief;

   o  regulatory issues that could impact operations;

   o  adverse changes in the market place for energy prices;

   o  excess supply due to overbuild in the industry;

   o  generation operating performance that falls below projected levels;

   o  substantial   competition  from   well-capitalized   participants  in  the
      worldwide energy markets;

   o  margin posting requirements;

   o  availability of fuel at reasonable prices;

   o actions involving competitors or major customers that adversely affect our competitive position;

   o  delayed or unsuccessful acquisition, construction and development;

   o  changes in technology that make power generation assets less competitive;

   o  adverse international developments that negatively impact our business;

   o  changes in foreign currency exchange rates;

   o unavailability of leveraged lease investments with adequate returns at reasonable risk;

   o inadequate operating performance or legal protections of leveraged lease investments;

   o substandard operating performance or cash flow from investments that fall below projected levels, adversely impacting the ability to service project debt;

   o deterioration of counterparty credit including credit of lessees to service the leases in which we have invested; and

   o  ability to service debt as a result of any of the aforementioned events.

                                 USE OF PROCEEDS

      The exchange offer is intended to satisfy some of our obligations under the exchange and registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. In exchange for issuing the exchange notes as described in this prospectus, we will receive an equal principal amount of original notes, which will be canceled.

      The net proceeds from the sale of the original notes were used for general corporate purposes, including repayment of short-term debt.

                               THE EXCHANGE OFFER

Purpose of the Exchange Offer

      In connection with the sale of the original notes, we entered into an exchange and registration rights agreement with the initial purchasers. Under the exchange and registration rights agreement, we agreed to use our reasonable best efforts to complete the exchange offer and to file and cause to become effective with the SEC a registration statement for the exchange of the original notes for exchange notes.

      The terms of the exchange notes are the same as the terms of the original notes except that the exchange notes have been registered under the Securities Act and will not be subject to some restrictions on transfer that apply to the original notes. In that regard, the original notes provide, among other things, that if a registration statement relating to the exchange offer has not been filed and declared effective within the period specified in the original notes, the interest rate on the original notes will increase by 0.25% per annum each 90-day period that such additional interest rate continues to accrue under any such circumstance, up to an aggregate maximum increase equal to 1% per annum, until the registration statement is filed or declared effective, as the case may be.

      Upon completion of the exchange offer, holders of original notes will not be entitled to any further registration rights under the exchange and registration rights agreement, except under limited circumstances. See "Risk Factors -- Risks Relating to Exchange Notes -- Consequences of Failure to Exchange Original Notes" and "Description of Exchange Notes". The exchange offer is not being made to holders of original notes in any jurisdiction in which the exchange offer or the acceptance of the notes would not comply with securities or blue sky laws. Unless the context requires otherwise, the term "holder" with respect to the exchange offer means any person who has obtained a properly completed bond power from the registered holder, or any person whose original notes are held of record by The Depository Trust Company (DTC) who desires to deliver such original notes by book-entry transfer at DTC. We will exchange as soon as practicable after the expiration date of the exchange offer the original notes for a like aggregate principal amount of the exchange notes.

      Completion of the exchange offer is subject to the conditions that the exchange offer not violate any applicable law or interpretation of the staff of the Division of Corporate Finance of the SEC and that no injunction, order or decree has been issued which would prohibit, prevent or materially impair our ability to proceed with the exchange offer. The exchange offer is also subject to various procedural requirements discussed below with which holders must comply. We reserve the right, in our absolute discretion, to waive compliance with these requirements subject to applicable law.

Terms of the Exchange Offer

      We are offering, upon the terms and subject to the conditions described in this prospectus and in the accompanying letter of transmittal, to exchange up to $350,000,000 aggregate principal amount of exchange notes for a like aggregate principal amount of original notes properly tendered on or before the expiration date of the exchange offer and not properly withdrawn in accordance with the procedures described below. We will issue, promptly after the expiration date of the exchange offer, an aggregate principal amount of up to $350,000,000 of exchange notes in exchange for a like principal amount of outstanding original notes tendered and accepted in connection with the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See "-- Fees and Expenses".

      Holders  may  tender  their  original  notes  in  whole  or in part in any integral multiple of $1,000 principal amount. The exchange offer is not conditioned upon any minimum principal amount of original notes being tendered. As of the date of this prospectus, $350,000,000 aggregate principal amount of the original notes is outstanding. Holders of original notes do not have any appraisal or dissenters' rights in connection with the exchange offer. Original notes which are not tendered for or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture, but will not be entitled to any further registration rights under the exchange and registration rights agreement, except under limited circumstances. See "Risk Factors -- Risks Relating to Exchange Notes -- Consequences of Failure to Exchange Original Notes" and "Description of Exchange Notes". If any tendered original notes are not accepted for exchange because of an invalid tender, the occurrence of other events described in this prospectus or otherwise, appropriate book-entry transfer will be made, without expense, to the tendering holder of the notes promptly after the expiration date of the exchange offer. Holders who tender original notes in connection with the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes in connection with the exchange offer.

      Neither Energy Holdings nor the Board of Managers of Energy Holdings makes any recommendation to holders of original notes as to whether to tender or refrain from tendering all or any portion of their original notes in the exchange offer. In addition, no one has been authorized to make any recommendation as to whether holders should tender notes in the exchange offer. Holders of original notes must make their own decisions whether to tender original notes in the exchange offer and, if so, the aggregate amount of original notes to tender based on the holders' own financial positions and requirements.

Expiration Date; Extensions; Amendments

      The term "expiration date" means 5:00 p.m., Eastern Time, on             ,
2003. However, if the exchange offer is extended by us, the term "expiration date" will mean the latest date and time to which we extend the exchange offer.

      We expressly reserve the right in our sole and absolute discretion, subject to applicable law, at any time and from time to time:

   o  to delay the acceptance of the original notes for exchange,

   o to extend the expiration date of the exchange offer and retain all original notes tendered in the exchange offer, subject, however, to the right of holders of original notes to withdraw their tendered original notes as described under "-- Withdrawal Rights", and

   o to waive any condition or otherwise amend the terms of the exchange offer in any respect.

      If the exchange offer is amended in a manner determined by us to constitute a material change,

   o we will promptly disclose the amendment in a prospectus supplement that will be distributed to the registered holders of the original notes,

   o we will file a post-effective amendment to the registration statement filed with the SEC with regard to the exchange notes and the exchange offer, and

   o we will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

      We will promptly notify the exchange agent by making an oral or written public announcement of any delay in acceptance, extension, termination or amendment. This announcement in the case of an extension will be made no later than 9:00 a.m., Eastern Time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make any public announcement and, subject to applicable law, we will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

Acceptance for Exchange and Issuance of Exchange Notes

      Upon the terms and subject to the conditions of the exchange offer, we will exchange and issue to the exchange agent, exchange notes for original notes validly tendered and not withdrawn promptly after the expiration date. In all cases, delivery of exchange notes in exchange for original notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

   o original notes or a book-entry confirmation of a book-entry transfer of original notes into the exchange agent's account at DTC, including an agent's message (as defined below) if the tendering holder has not delivered a letter of transmittal,

   o the letter of transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or (in the case of a book-entry transfer) an agent's message instead of the letter of transmittal, and

   o  any other documents required by the letter of transmittal.

      The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of original notes into the exchange agent's account at DTC. The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering DTC participant. This acknowledgment states that the participant has received and agrees to be bound by the letter of transmittal and that Energy Holdings may enforce the letter of transmittal against the participant.

      Subject to the terms and conditions of the exchange offer, we will be deemed to have accepted for exchange, and therefore exchanged, original notes validly tendered and not withdrawn as, if and when we give oral or written notice to the exchange agent of our acceptance of such original notes for exchange pursuant to the exchange offer. The exchange agent will act as agent for us for the purpose of receiving tenders of original notes, letters of transmittal and related documents, and as agent for tendering holders for the purpose of receiving original notes, letters of transmittal and related documents and transmitting exchange notes to validly tendering holders. This exchange will be made promptly after the expiration date.

      If, for any reason whatsoever, acceptance for exchange or the exchange of any tendered original notes is delayed, whether before or after our acceptance for exchange of original notes, or we extend the exchange offer or are unable to accept for exchange or exchange tendered original notes, then, without prejudice to the rights we have in the exchange offer, the exchange agent may, nevertheless, on our behalf and subject to Rule 14e-1(c) under the Exchange Act, retain tendered original notes. These original notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "-- Withdrawal Rights".

      Under the letter of transmittal or agent's message, a holder of original notes will warrant and agree that it has full power and authority to tender, exchange, sell, assign and transfer original notes, that we will acquire good, marketable and unencumbered title to the tendered original notes, free and clear of all liens, restrictions, charges and encumbrances, and the original notes tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by us or the exchange agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the original notes tendered in the exchange offer.

Procedures for Tendering Original Notes

      Valid Tender. Except as indicated below, in order for original notes to be validly tendered in the exchange offer, an original copy or facsimile of a properly completed and duly executed letter of transmittal, with any required signature guarantees, or, in the case of a book-entry tender, an agent's message instead of the letter of transmittal, and any other required documents, must be received by the exchange agent at one of its addresses listed under "-- Exchange Agent". In addition, either:

   o  tendered original notes must be received by the exchange agent,

   o the tender of original notes must follow the procedures for book-entry transfer described below and a book-entry confirmation, including an agent's message if the tendering holder has not delivered a letter of transmittal, must be received by the exchange agent, in each case on or before the expiration date, or

   o  the guaranteed delivery procedures described below must be complied with.

      If less than all of the original notes are tendered, a tendering holder should fill in the amount of original notes being tendered in the appropriate box on the letter of transmittal. The entire amount of original notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

      The method of delivery of certificates, the letter of transmittal and all other required documents is at the option and sole risk of the tendering holder. Delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, we recommend properly insured registered mail, return receipt requested, or an overnight delivery service. In all cases, you should allow sufficient time to ensure timely delivery.

      Book-Entry Transfer. The exchange agent will establish an account with respect to the original notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the original notes by causing DTC to transfer such Original Notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of original notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an agent's message instead of the letter of transmittal, and any other required documents, must in any case be delivered to and received by the exchange agent at its address listed under "-- Exchange Agent" on or before the expiration date. Alternatively, the guaranteed delivery procedure described below must be complied with.

      Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the exchange agent.

      Signature Guarantees. Certificates for the original notes need not be endorsed and signature guarantees on the letter of transmittal are unnecessary unless

      (1) a certificate for the original notes is registered in a name other than that of the person surrendering the certificate or (2) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the letter of transmittal. In the case of (1) or (2) above, the certificates for original notes must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the letter of transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934 as an "eligible guarantor institution," including (as such terms are defined therein):

   o  a bank;

   o a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

   o  a credit union;

   o a national securities exchange, registered securities association or clearing agency; or

   o a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of that Eligible Institution. See Instruction 1 to the letter of transmittal.

      Guaranteed Delivery. If a holder desires to tender original notes in the exchange offer and the certificates for the original notes are not immediately available or time will not permit all required documents to reach the exchange agent on or before the expiration date, or the procedures for book-entry transfer cannot be completed on a timely basis, the original notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

      (1) the tenders are made by or through an Eligible Institution;

      (2) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the letter of transmittal, is received by the exchange agent, as provided below, on or before the expiration date; and

      (3) the certificates (or a book-entry confirmation) representing all tendered original notes, in proper form for transfer, together with a properly completed and duly executed letter of transmittal (or facsimile thereof), with any required signature guarantees, or an agent's message instead of the letter of transmittal, and any other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

      The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the exchange agent and must include a guarantee by an Eligible Institution in the form shown in the notice. Regardless of any other provision in this prospectus, the delivery of exchange notes in exchange for original notes tendered and accepted for exchange in the exchange offer will in all cases be made only after timely receipt by the exchange agent of original notes, or of a book-entry confirmation with respect to those original notes, and an original copy or facsimile of a properly completed and duly executed letter of transmittal, together with any required signature guarantees, or an agent's message instead of the letter of transmittal, and any other documents required by the letter of transmittal. Accordingly, the delivery of exchange notes might not be made to all tendering holders at the same time, and will depend upon when original notes, book-entry confirmations with respect to original notes and other required documents are received by the exchange agent. Our acceptance for exchange of original notes tendered under any of the procedures described above will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions of the exchange offer.

      Determination of Validity. All questions as to the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered original notes will be determined by us, in our sole discretion. The interpretation by us of the terms and conditions of the exchange offer, including the letter of transmittal and the accompanying instructions, will be final and binding.

      We reserve the absolute right, in our sole and absolute discretion, to reject any and all tenders determined by us not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of our counsel, be unlawful. We also reserve the absolute right, subject to applicable law, to waive any condition or irregularity in any tender of original notes of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders. No tender of original notes will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither we, any of our affiliates or assigns, the exchange agent nor any other person will be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any notification.

      If any letter of transmittal, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and unless waived by us, proper evidence satisfactory to us, in our sole discretion, of that person's authority must be submitted. A beneficial owner of original notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact that entity promptly if that beneficial holder wishes to participate in the exchange offer.

Resales of Exchange Notes

      We are making the exchange offer for the exchange notes in reliance on the position of the staff of the Division of Corporation Finance of the SEC as defined in certain interpretive letters addressed to third parties in other transactions. However, we did not seek our own interpretive letter and we cannot assure that the staff of the Division of Corporation Finance of the SEC would make a similar determination with respect to the exchange offer as it has in other interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the SEC, and subject to the two immediately following sentences, we believe that exchange notes issued pursuant to this exchange offer in exchange for original notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such exchange notes are acquired in the ordinary course of the holder's business and that the holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of the exchange notes.

      However, any holder of original notes who is an "affiliate" of ours or who intends to participate in the exchange offer for the purpose of distributing exchange notes, or any broker-dealer who purchased original notes from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act,

      (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the SEC defined in the above-mentioned interpretive letters,

      (b) will not be permitted or entitled to tender such original notes in the exchange offer and

      (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such original notes unless such sale is made pursuant to an exemption from such requirements.

      In addition, as described below, if any broker-dealer holds original notes acquired for its own account as a result of market-making or other trading activities and exchanges those original notes for exchange notes, then that broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of those exchange notes. Each holder of original notes who wishes to exchange original notes for exchange notes in the exchange offer will be required to represent that:

   o  it is not an "affiliate" of Energy Holdings,

   o any exchange notes to be received by it are being acquired in the ordinary course of its business,

   o it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such exchange notes, and

   o if the tendering holder is not a broker-dealer, that holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of its exchange notes.

      In addition, we may require the holder, as a condition to that holder's eligibility to participate in the exchange offer, to furnish to us (or an agent of ours) in writing, information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom that holder holds the original notes to be exchanged in the exchange offer.

      Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it acquired the original notes for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those exchange notes. The letter of transmittal states that by making that acknowledgement and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an
"underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the SEC in the interpretive letters referred to above, we believe that participating broker-dealers who acquired original notes for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the exchange notes received upon exchange of original notes (other than original notes which represent an unsold allotment from the initial sale of the original notes) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for this exchange offer so long as it contains a description of the plan of distribution regarding the resale of the exchange notes.

      Accordingly, this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange notes received in exchange for original notes where the original notes were acquired by the participating broker-dealer for its own account as a result of market-making or other trading activities. See "Plan of Distribution". Subject to certain provisions contained in the exchange and registration rights agreement, we have agreed that this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange notes for a period not exceeding 180 days after the expiration date. However, a participating broker-dealer who intends to use this prospectus in connection with the resale of exchange notes received in exchange for original notes pursuant to the exchange offer must notify us on or before the expiration date, that it is a participating broker-dealer. This notice may be given in the space provided for that purpose in the letter of transmittal or may be delivered to the exchange agent at one of the addresses set forth herein under "-- Exchange Agent".

      Any participating broker-dealer who is an "affiliate" of Energy Holdings may not rely on these interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In that regard, each participating broker-dealer who surrenders original notes in the exchange offer will be deemed to have agreed, by execution of the letter of transmittal or an agent's message, that upon receipt of notice from Energy Holdings of the occurrence of any event or the discovery of:

      (1) any fact which makes any statement contained or incorporated by reference in this prospectus untrue in any material respect or

      (2) any fact which causes this prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference in this prospectus, in light of the circumstances under which they were made, not misleading, or

      (3) the occurrence of other events specified in the exchange and registration rights agreement,

that participating broker-dealer will suspend the sale of exchange notes under this prospectus until we have amended or supplemented this prospectus to correct the misstatement or omission and have furnished copies of the amended or supplemented prospectus to the participating broker-dealer, or we have given notice that the sale of the exchange notes may be resumed, as the case may be.

Withdrawal Rights

      Except as otherwise provided in this prospectus, tenders of original notes may be withdrawn at any time on or before the expiration date. In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of the notice of withdrawal must be timely received by the exchange agent at its address listed under "-- Exchange Agent" on or before the expiration date. Any notice of withdrawal must specify the name of the person who tendered the original notes to be withdrawn, the aggregate principal amount of original notes to be withdrawn, and, if certificates for the original notes have been tendered, the name of the registered holder of the original notes, if different from that of the person who tendered the original notes.

      If original notes have been delivered or otherwise identified to the exchange agent, then before the physical release of the original notes, the tendering holder must submit the serial numbers shown on the particular original notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of original notes tendered for the account of an Eligible Institution. For original notes tendered under the procedures for book-entry transfer described above under "-- Procedures for Tendering Original Notes", the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of original notes, in which case a notice of withdrawal will be effective if delivered to the exchange agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of original notes may not be rescinded. Original notes properly withdrawn will not be deemed validly tendered for purposes of the exchange offer, but may be retendered at any subsequent time on or before the expiration date by following any of the procedures described above under "-- Procedures for Tendering Original Notes". All questions as to the validity, form and eligibility, including time of receipt, of withdrawal notices will be determined by us, in our sole discretion, whose determination shall be final and binding on all parties. Neither Energy Holdings, the exchange agent nor any other person is under any duty to give any notification of any irregularities in any notice of withdrawal nor will those parties incur any liability for failure to give that notice. Any original notes which have been tendered but which are withdrawn will be returned to the holder promptly after withdrawal.

Interest on Exchange Notes

      Interest on the exchange notes is payable semi-annually on April 16 and October 16 of each year, beginning on the first such date following the original issuance of the exchange notes, at the rate of 7.75% per annum. The exchange notes will bear interest from and including the last interest payment date on the original notes, or if one has not yet occurred, the date of issuance of the original notes. Accordingly, holders of original notes that are accepted for exchange will not receive accrued but unpaid interest on original notes at the time of tender. Rather, that interest will be payable on the exchange notes delivered in exchange for the original notes on the first interest payment date after the expiration date.

Accounting Treatment

      The exchange notes will be recorded at the same carrying value as the original notes for which they are exchanged, which is the aggregate principal amount of the original notes, as reflected in our accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized in connection with the exchange offer. The cost of the exchange offer will be amortized over the term of the exchange notes.

Exchange Agent

      Wachovia Bank, National Association has been appointed as exchange agent for the exchange offer. Delivery of the letters of transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent as follows:

                        By Registered or Certified Mail:
                       Wachovia Bank, National Association
                           Corporate Actions -- NC1153
                       1525 West W.T. Harris Blvd. -- 3C3
                             Charlotte, N.C. *28262
                             Attention: Marsha Rice

                          * Regular Mail -- 28288-1153

                         By Overnight/Courier Delivery:
                       Wachovia Bank, National Association
                           Corporate Actions -- NC1153
                       1525 West W.T. Harris Blvd. -- 3C3
                              Charlotte, N.C. 28262
                             Attention: Marsha Rice

           By Facsimile Transmission (for Eligible Institutions only):
                                 (704) 590-7628
                        Confirm by Telephone: Marsha Rice
                                or (704) 590-7413

      Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

Fees and Expenses

      We have agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of original notes, and in handling or tendering for their customers. Holders who tender their original notes for exchange will not be obligated to pay any transfer taxes in connection with the transfer. If, however, exchange notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the original notes tendered, or if a transfer tax is imposed for any reason other than the exchange of original notes in connection with the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder. We will not make any payment to brokers, dealers or other nominees soliciting acceptances of the exchange offer.

                          DESCRIPTION OF EXCHANGE NOTES

General

      Holders can find the  definitions  of some terms used in this  description
under  the  subheading   "--Certain   Definitions"   and  "--Certain   Financial
Covenants--Certain Definitions--Financial Covenants".

      The terms of the exchange notes to be issued in the exchange offer are identical in all material respects to the terms of the original notes, except that the exchange notes will not contain language restricting their transfer, and holders of the exchange notes generally will not be entitled to further registration rights under the exchange and registration rights agreement. The exchange notes will be issued, and the original notes were issued, under an indenture, dated as of October 8, 1999, between Energy Holdings and Wachovia Bank, National Association (formerly known as First Union National Bank), as trustee, as amended and supplemented by the first supplemental indenture dated as of September 30, 2002. The exchange notes will evidence the same debt as the original notes, and both series of notes will be entitled to the benefits of the indenture and will be treated as a single class of debt securities. Upon effectiveness of the registration statement of which this prospectus is a part, the indenture will be subject to and governed by the Trust Indenture Act of 1939.

      The following description is a summary of the material provisions of the notes, the indenture and the exchange and registration rights agreement relating to the notes. It does not restate those documents in their entirety. We urge holders to read the notes, the indenture and the registration rights agreement because they, and not this description, define your rights as holders of the notes. Copies of the indenture, including a form of the notes, and the registration rights agreement are available as described below under "-- Additional Information".

Ranking

      The notes are general senior unsecured obligations of Energy Holdings and rank equally in right of payment with all of the other unsecured and unsubordinated indebtedness of Energy Holdings.

      Because Energy Holdings is a holding company that conducts all of its operations through its subsidiaries, holders of the notes will generally have a junior position to claims of creditors of those subsidiaries, including trade creditors, debtholders, secured creditors and taxing authorities.

Principal, Maturity and Interest

      The indenture does not limit the aggregate principal amount of debt securities which may be issued under it. The exchange notes will initially be limited to $350,000,000 and will be issued in registered form only, without coupons, in minimum denominations of $1,000. Energy Holdings may "reopen" any series of debt securities and issue additional debt securities of that series. The notes will mature on April 16, 2007, the stated maturity date, unless redeemed or repurchased prior to that date.

      Interest on the exchange notes will accrue at the rate of 7.75% per annum and will be payable semi-annually in arrears on April 16 and October 16 of each year, beginning on the first such date following the original issuance of the exchange notes. Energy Holdings will make each interest payment to the persons in whose names the notes are registered at the close of business on the April 1 and October 1 immediately preceding any interest payment date.

      Interest on the exchange notes will accrue from the date of original issuance or, if interest has already been paid, from the most recent interest payment date to which interest was paid or duly provided for. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. If any interest payment date or the stated maturity date or date of earlier redemption or repurchase is not a business day, the required payment shall be made on the next succeeding day which is a business day, without any interest or other payment in respect of the payment subject to delay, with the same force and effect as if made on the interest payment date or stated maturity date or date of earlier redemption or repurchase.

      "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Newark, New Jersey and The City of New York are authorized or obligated by law or executive order to close.

Payment and Paying Agents

      Interest on the notes is payable at any office or agency to be maintained by Energy Holdings in Newark, New Jersey and The City of New York. At the option of Energy Holdings, however, interest may be paid

   o by check mailed to the address of the person entitled to the interest payment at the address that appears in the "security register" maintained by Energy Holdings or

   o by wire transfer to an account maintained by the person entitled to the interest payment as specified in the security register. (Sections 301, 1001 and 1002 of the Indenture).

Transfer and Exchange

      Under the indenture, debt securities of any series, including the notes, may be presented for registration of transfer and may be presented for exchange

   o at each office or agency required to be maintained by Energy Holdings for payment of such series as described in "-- Payment and Paying Agents", and

   o at each other office or agency that Energy Holdings may designate from time to time for such purposes.

      No service charge will be made for any transfer or exchange of debt securities, including the notes, but Energy Holdings may require payment of any tax or other governmental charge payable in connection with the transfer or exchange. (Section 305 of the indenture).

      The indenture does not require Energy Holdings to

   o issue, register the transfer of or exchange debt securities during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on (A) if debt securities of the series are issuable only in registered form, the day of mailing of the relevant notice of redemption and (B) if debt securities of the series are issuable in bearer form, the day of the first publication of the relevant notice of redemption, or, if debt securities of the series are also issuable in registered form and there is no publication, the day of mailing of the relevant notice of redemption;

   o register the transfer of or exchange any debt security in registered form, or portion thereof, called for redemption, except the unredeemed portion of any debt security in registered form being redeemed in part;

   o exchange any debt security in bearer form called for redemption, except to exchange such debt security in bearer form for a debt security in registered form of that series and like tenor that is simultaneously surrendered for redemption; or

   o issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of that debt security not to be repaid. (Section 305 of the Indenture).

      The registered holder of a note will be treated as the owner of it for all purposes.

Optional Redemption

      The notes will be redeemable at the option of Energy Holdings, in whole or in part at any time, on at least 30 days but not more than 60 days prior written notice mailed to the registered holders thereof, at a redemption price equal to the greater of

   o  100% of the principal amount of the notes to be redeemed, and

   o the sum, as determined by the Quotation Agent (as defined below), of the present values of the principal amount of the notes to be redeemed and the remaining scheduled payments of interest thereon from the redemption date to April 16, 2007, which we refer to as the remaining life, discounted from their respective payment dates to the date of redemption on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate (as defined below) plus 50 basis points plus, in either case, accrued interest thereon to the date of redemption.

      If money sufficient to pay the redemption price of and accrued interest on all of the notes (or portions thereof) to be redeemed on the redemption date is deposited with the trustee or paying agent on or before the redemption date and other conditions under the indenture are satisfied, then on and after that redemption date, interest will cease to accrue on those notes (or such portion thereof) called for redemption.

      "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the remaining life of the notes to be redeemed.

      "Comparable Treasury Price" means, with respect to any redemption date, the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or, if the trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all of the quotations.

      "Quotation Agent" means the Reference Treasury Dealer appointed by Energy Holdings. "Reference Treasury Dealer" means (i) each of Lehman Brothers Inc., Credit Suisse First Boston LLC and their respective successors; provided, however, that if the foregoing shall cease to be a primary United States Government securities dealer in New York City, which we refer to as a Primary Treasury Dealer, Energy Holdings shall substitute therefor another Primary
Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by Energy Holdings.

      "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

      "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual yield to maturity of the Comparable Treasury Issue, calculated on the third business day preceding the redemption date using a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the Comparable Treasury Price for such redemption date.

      Energy Holdings may at any time, and from time to time, purchase the notes at any price or prices in the open market or otherwise.

Mandatory Redemption

      Energy Holdings is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Certain Definitions

      The following is a summary of certain defined terms used in the indenture. Article One of the indenture contains the full definition of all such terms.

      "Attributable Debt" in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at a rate per annum equal to the weighted average interest rate of all outstanding debt securities, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

      "Capitalized Lease Obligations" means all rental obligations as lessee which, under GAAP, are or will be required to be capitalized on the books of Energy Holdings or any of its subsidiaries, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

      "Change of Control" means the occurrence of one or more of the following events:

      (1) PSEG (or its successors) shall cease to own a majority of the outstanding voting stock of Energy Holdings,

      (2) at any time following the occurrence of the event described in clause (1), a person or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) of persons (other than PSEG) shall have become, directly or indirectly, the beneficial owner or shall have acquired the absolute power to direct the vote, of more than 35% of the outstanding voting stock of Energy Holdings,

      (3) during any twelve-month period, individuals who at the beginning of such period constitute the Board of Managers of Energy Holdings (together with any new managers whose election or nomination was approved by a majority of the managers then in office who were either managers at the beginning of such period or who were previously so approved) shall cease for any reason to constitute a majority of the Board of Managers of Energy Holdings, unless approved by a majority of the Board of Managers in office at the beginning of such period (including such new managers), or

      (4) Energy Holdings shall have merged or consolidated with any other corporation or the properties and assets of Energy Holdings shall have been conveyed or transferred substantially as an entirety to any person in accordance with Section 801 of the indenture as described under "-- Merger or Consolidation".

      However, regardless of whether one or more of the above events occurs or circumstances exist, a Change of Control shall be deemed not to have occurred if after giving effect to the event or circumstance, the debt securities, including the notes, are rated no less than "BBB-" by Standard & Poor's Ratings Group and "Baa3" by Moody's Investors Service.

      "Consolidated Net Tangible Assets" means, as of any date of determination, the total amount of assets, less accumulated depreciation or amortization, valuation allowances, other applicable reserves and other properly deductible items in accordance with GAAP, which would appear on a consolidated balance sheet of Energy Holdings and its consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP, after giving effect to purchase accounting and after deduction therefrom, to the extent otherwise included, the amounts of

   o  consolidated current liabilities;

   o  deferred income taxes;

   o minority interests in consolidated Subsidiaries held by persons other than Energy Holdings or a subsidiary;

   o excess of cost over fair value of assets of businesses acquired, as determined by the Board of Managers; and

   o unamortized debt discount and expense and other unamortized deferred changes, goodwill (including the amounts of investments in affiliates that consist of goodwill), patents, trademarks, service names, trade names, copyrights, licenses, deferred project costs, organizational or other development expenses and other intangible items.

      "Indebtedness" of any person means

   o all indebtedness of such person for borrowed money, whether or not represented by bonds, debentures, notes or other securities,

   o the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such person,

   o all Indebtedness of another person secured by any Lien on any property owned by such person, whether or not such Indebtedness has been assumed,

   o all obligations of such person to pay a specified purchase price for goods or services whether or not delivered, i.e., take-or-pay and similar obligations,

   o  all Capitalized Lease Obligations of such person, and

   o all obligations of such person guaranteeing any Indebtedness, lease, dividend or other obligation of any other person, directly or indirectly, whether contingent or otherwise.

      "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

      "Material Subsidiary" means any subsidiary of Energy Holdings the consolidated assets of which, as of the date of any determination of those assets, constitute at least 10% of the consolidated assets of Energy Holdings and its subsidiaries, or the consolidated earnings before taxes of which constituted at least 10% of the consolidated earnings before taxes of Energy Holdings and its subsidiaries for the most recently completed fiscal year, provided, however, that

   o  no subsidiary of a Material Subsidiary shall be a Material Subsidiary, and

   o in all instances each of Global, Resources and PSEG Capital Corporation shall be a Material Subsidiary.

      "Sale and Leaseback Transaction" means an arrangement relating to property or assets now owned or acquired after the date of the indenture whereby Energy Holdings or a subsidiary transfers such property or assets to a person and leases it back from such person, other than leases for a term of not more than 36 months or between Energy Holdings and a wholly-owned subsidiary or between wholly-owned subsidiaries.

Certain Covenants

      The holders of notes of all series, will have the benefit of the following covenants.

Limitation on Liens

      Energy Holdings covenants in the indenture that it will not, and will not permit any of its subsidiaries to create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Energy Holdings or any of its subsidiaries, whether now owned or acquired after the date of the indenture, to secure any Indebtedness that is incurred, issued, assumed or guaranteed by Energy Holdings or any of its subsidiaries without in any such case effectively providing, concurrently with the incurrence, issuance, assumption or guaranty of any such Indebtedness, that the debt securities shall be equally and ratably secured with any and all such Indebtedness; provided, however, that these restrictions shall not apply to or prevent the creation, incurrence, assumption or existence of:

   o  Liens existing on the date of the indenture;

   o Liens to secure or provide for the payment of all or any part of the purchase price of any such property or assets or the cost of construction or improvement thereof; provided that no such Lien shall extend to or cover any other property or assets of Energy Holdings or such Subsidiary of Energy Holdings;

   o Liens granted or assumed by subsidiaries (other than Material Subsidiaries) in connection with project financings or other Indebtedness that is not guaranteed by or otherwise an obligation of a Material Subsidiary;

   o Liens on the equity interest of any subsidiary that is not a Material Subsidiary in connection with project financings;

   o Liens for taxes not yet due, or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established;

   o Liens incidental to the conduct of the business of or the ownership of property by Energy Holdings or any of its subsidiaries which were not incurred in connection with the borrowing of money or the obtaining of advances of credit and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

   o Liens created in connection with worker's compensation, unemployment insurance and other social security legislation;

   o the replacement, extension or renewal (or successive replacements, extensions or renewals), as a whole or in part, of any Lien, or of any agreement, referred to above, or the replacement, extension or renewal (not exceeding the principal amount of Indebtedness secured thereby together with any premium, interest, fee or expense payable in connection with any such replacement, extension or renewal) of the Indebtedness secured thereby; provided that such replacement, extension or renewal is limited to all or a part of the same property that secured the Lien replaced, extended or renewed (plus improvements thereon or additions or accessions thereto); or

   o any other Lien not excepted by the foregoing clauses; provided that, immediately after the creation or assumption of such Lien, the sum of (x) the amount of outstanding Indebtedness of Energy Holdings secured by all Liens created or assumed under the provisions of this clause plus (y) the Attributable Debt with respect to all outstanding leases in connection with Sale and Leaseback transactions entered into pursuant to the proviso under "-- Limitation on Sale and Leaseback Transactions" does not exceed an amount equal to 10% of Consolidated Net Tangible Assets, as shown on the consolidated balance sheet of Energy Holdings and its subsidiaries as of the end of the most recent fiscal quarter for which financial statements are available. (Section 1005 of the indenture).

Limitation on Sale and Leaseback Transactions

      Energy Holdings covenants in the indenture that it will not, and will not permit any Subsidiary to, enter into any Sale and Leaseback Transaction unless

      (1) Energy Holdings or such Subsidiary would be entitled to create a Lien on such property or assets securing Indebtedness in an amount equal to the Attributable Debt with respect to such transaction without equally and ratably securing the debt securities as described under the preceding subsection "-- Limitation on Liens" or

      (2)  the net proceeds of such sale are

            o at least equal to the fair value (as determined by our Board of Managers) of such property and

            o Energy Holdings or such Subsidiary shall apply or cause to be applied an amount in cash equal to the net proceeds of such sale to the retirement, within 90 days of the effective date of any such arrangement, of debt securities or Indebtedness of Energy Holdings which ranks senior or equal with the debt securities or with Indebtedness of a Subsidiary (other than Indebtedness owed to Energy Holdings or a Subsidiary or to PSEG).

      However, in addition to the transactions permitted as described in the clauses (1) and (2), Energy Holdings or any subsidiary may enter into a Sale and Leaseback Transaction as long as the sum of

      (x) the Attributable Debt with respect to such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into as described in this proviso, plus

      (y) the amount of outstanding Indebtedness secured by Liens incurred as described in the last bullet paragraph of the preceding subsection "Limitation on Liens",

does not exceed an amount equal to 10% of Consolidated Net Tangible Assets, as shown on the consolidated balance sheet of Energy Holdings and its subsidiaries as of the end of the most recent fiscal quarter for which financial statements are available. (Section 1006 of the indenture).

Certain Financial Covenants

      The holders of notes of this series will have the benefit of the following financial covenants until such time as the notes are rated at least BBB by S&P and Baa2 by Moody's, in each case with a stable outlook.

Certain Definitions -- Financial Covenants

      The  following  is a summary  of certain  defined  terms  relating  to the financial covenants. Any terms used in the financial covenants that are not defined below shall have the meaning set forth above under "--Certain Definitions."

      "Asset Sale" means any sale for cash of any properties or assets of Energy Holdings or any of its Subsidiaries including by way of the sale by Energy Holdings or any of its Subsidiaries of equity interests in any Subsidiary or by way of a Sale and Leaseback Transaction or similar transaction. However, the term Asset Sale does not include:

      (1)   any sales of accounts receivable,

      (2) sales of any properties or assets sold prior to December 31, 2002 or held for sale or classified as discontinued operations as of that date,

      (3)   any distribution from partnership investments of Resources,

      (4) any sales of properties or assets required to be sold to conform with governmental requirements,

      (5) any sales of properties or assets that, in Energy Holdings' opinion, are obsolete, worn out or no longer useful or necessary in connection with the operation of the business of Energy Holdings or its Subsidiaries, or

      (6)   any  sales  of  properties  or  assets  to  Energy   Holdings  or  a
            wholly-owned Subsidiary of Energy Holdings.

      "Consolidated   Recourse   Indebtedness"   means,   without   duplication,
Indebtedness of Energy Holdings and the Material Subsidiaries, but excluding

      (1)   non-recourse Indebtedness,

      (2) Indebtedness in the form of performance or bid bond support or commitments,

      (3)   Indebtedness in the form of equity support or commitments, and

      (4)   Indebtedness owing to PSEG or any affiliate of PSEG.

      "Consolidated Member's Equity" means the consolidated member's equity of Energy Holdings as determined in accordance with generally accepted accounting principles in the United States as of the date of any determination thereof; provided that, Accumulated Other Comprehensive (Loss) Income (as shown on the line item of the same title on Energy Holdings' consolidated balance sheet) shall be disregarded.

      "Debt Service Coverage Ratio" means the ratio obtained by dividing,

      (1) without duplication, (i) the sum of (x) EBITDA for the preceding four fiscal quarters, (y) non-cash impairment charges against EBITDA, and (z) return of capital from any Subsidiary of Energy Holdings, less (ii) consolidated interest expense that is not a direct obligation of Energy Holdings and/or any Material Subsidiary, by

      (2) interest expense for the preceding four fiscal quarters that is a direct obligation of Energy Holdings and/or any Material Subsidiary.

For purposes of this definition, Energy Holdings may elect to include in interest expense interest on the maximum amount of Indebtedness permitted to be drawn under a credit facility at the time such credit facility is first entered into (to the extent such Indebtedness is not Permitted Indebtedness), in which case (A) subsequent draws under such credit facility up to the maximum amount shall not constitute a separate incurrence of Indebtedness, and (B) such maximum amount shall be used in the calculation of the Debt Service Coverage Ratio for subsequent incurrences of additional Consolidated Recourse Indebtedness. If Energy Holdings makes such an election, the interest rate applicable to such credit facility on the date of determination shall be used to determine interest expense on the maximum amount of Indebtedness that may be incurred thereunder.

      "EBITDA" means the sum of the Operating Income, Other Income and Depreciation and Amortization, each as shown on the line item of the same title on Energy Holdings' consolidated income statement for the relevant period.

      "Five Year Credit Facility" means the $495,000,000 Revolving Credit and Reimbursement Agreement, dated as of May 12, 1999, among Energy Holdings, the various banks named therein and the various agents referred to therein, as in effect from time to time.

      "Permitted Business" means a business that is the same or similar to the business of Energy Holdings or any Subsidiary as of the original issue date of the notes, or any business reasonably related thereto.

      "Permitted Indebtedness" means

      (1) Indebtedness outstanding at the time of issuance of the notes of this series,

      (2) Indebtedness not to exceed $495 million at any one time under the Energy Holdings Five Year Credit Facility (or any extension, renewal or replacement thereof),

      (3) Indebtedness incurred to refinance, retire or replace any Indebtedness of Energy Holdings or any Subsidiary outstanding as of the date of issuance of the notes (including successive refinancings or replacements of such Indebtedness) in principal amount no greater than the Indebtedness to be refinanced, retired or replaced (plus any premiums, costs and expenses payable in connection therewith),

      (4) guarantees by Energy Holdings or any Material Subsidiary of any Consolidated Recourse Indebtedness of Energy Holdings or another Material Subsidiary, and

      (5) Indebtedness the net proceeds of which are used to repurchase outstanding notes of any series pursuant to the covenant regarding a Change of Control or deposited to defease the notes of any series.

      "Recourse   Capitalization"   means  the  sum  of  Consolidated   Recourse
Indebtedness and Consolidated Member's Equity, each as at the date of any determination thereof.

Debt Incurrence Tests

      Energy Holdings has covenanted that it will not incur additional Consolidated Recourse Indebtedness, other than Permitted Indebtedness, unless, on a pro forma basis giving effect to the incurrence of the additional Consolidated Recourse Indebtedness, (1) the Debt Service Coverage Ratio would be at least 2.0 to 1.0 and (2) the ratio obtained by dividing Consolidated Recourse Indebtedness by Recourse Capitalization would not exceed 0.60 to 1.0

Limitation on Asset Sales

      Without the consent of the holders of a majority in principal amount of the outstanding notes voting as a separate series under the indenture, and except with respect to any transaction to which the covenant set forth under --"Merger or Consolidation" below would relate, Energy Holdings may not, and may not permit any of its Subsidiaries to, consummate any Asset Sale, if the aggregate net book value of all such Asset Sales consummated during the four calendar quarters immediately preceding any date of determination would exceed 10% of the total assets of Energy Holdings and its consolidated Subsidiaries as shown on the line item of the same title on Energy Holdings' most recent quarterly audited or unaudited consolidated balance sheet; provided however, that any such Asset Sale will be disregarded for purposes of the 10% limitation specified above to the extent that the net proceeds thereof received by Energy Holdings or any Subsidiary are (a) within 12 months of the consummation of such Asset Sale, invested or reinvested by Energy Holdings or any of its Subsidiaries in a Permitted Business, (b) used by Energy Holdings or any of its Subsidiaries to repay Indebtedness of Energy Holdings or such Subsidiary, or (c) retained by Energy Holdings or any of its Subsidiaries.

Repayment of Notes Upon a Change of Control

      Upon a Change of Control, holders of the notes will have the right to require Energy Holdings to repurchase their notes, in whole or in part, at a repayment price of 101% of their principal amount plus accrued interest to the repayment date. The holder of debt securities of each other series issued or to be issued under the indenture will have the right to require Energy Holdings to repurchase its debt securities at a repayment price in cash equal to a specified percentage of the principal amount of the notes to be repurchased established for that series plus accrued interest, if any, to the date of repayment, in accordance with the terms described below and in Article 13 of the indenture.

      Within 30 days following any Change of Control, Energy Holdings will mail a notice to each holder of debt securities of each series (with a copy to the trustee) stating:

   o that a Change of Control has occurred and that the holder has the right to require Energy Holdings to repay that holder's debt securities, in whole or in part, in not less than the minimum denomination required for debt securities of that series, at a repayment price in cash equal to the percentage of the principal amount of the debt securities established for that series plus accrued interest, if any, to the date of repayment;

   o the circumstances and relevant facts regarding such Change of Control, including information with respect to pro forma historical income, cash flow and capitalization of Energy Holdings after giving effect to the Change of Control;

   o the repayment date, which will be a Business Day and be not earlier than 45 days or later than 60 days from the date such notice is mailed;

   o that any debt security of the series not tendered for purchase will continue to accrue interest;

   o that interest on any debt security of the series accepted for repayment pursuant to the change of control offer shall cease to accrue after the repayment of the debt security on the repayment date;

   o that holders electing to have any debt security repaid pursuant to a change of control offer will be required to surrender the debt security, with the form entitled "Option to Elect Repayment" on the reverse of the debt security completed, to the trustee at the address specified in the notice not earlier than 45 days and not later than 30 days prior to the repayment date;

   o that holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the third business day preceding the repayment date, or such shorter period as may be required by applicable law, a telegram, telex, facsimile transmission or letter providing the name of the holder, the principal amount of debt securities the holder delivered for repayment, and a statement that the holder is withdrawing its election to have those debt securities repaid; and

   o that holders of the series that elect to have their debt securities purchased only in part will be issued new debt securities of the series in a principal amount equal to then unpurchased portion of the debt securities surrendered.

      Energy Holdings has covenanted to comply with the tender offer provisions of Rule 14e-1 under the Securities Exchange Act of 1934 and any other applicable laws and regulations in the event that a Change of Control occurs and Energy Holdings is required to make a change of control offer. (Section 1007 of the indenture).

Events of Default and Remedies

      The following will constitute events of default under the indenture:

   o default in the payment of any interest upon any debt security, any coupon appertaining thereto or any "additional amounts" (which, if the terms of the particular series of debt securities so specify, will be payable upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on the debt securities) payable in respect of any debt security of that series when such interest, coupon or additional amounts become due and payable, and the continuance of such default for a period of 30 days;

   o default in the payment of the principal of (or premium, if any, on) any debt security of that series, when the same becomes due and payable at maturity, upon redemption;

   o default in the deposit of any sinking fund payment when due by the terms of any debt security of that series;

   o default in the performance, or breach, of any covenant or agreement of Energy Holdings in the indenture with respect to any debt security of that series, and the continuance of such default for 60 days after written notice of such default to Energy Holdings;

   o acceleration of any bond, debenture, note or other evidence of Indebtedness or under any mortgage, indenture, including the indenture, or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by Energy Holdings or any subsidiary in excess of $25,000,000 in the aggregate other than

      (1) any Indebtedness arising from the obligation to make an equity investment in a subsidiary or

      (2) Indebtedness which is payable solely out of the property or assets of a partnership, joint venture or similar entity of which Energy Holdings or any such subsidiary is a participant, or which is secured by a Lien on the property or assets owned or held by such entity, without further recourse to or liability of Energy Holdings or any such subsidiary,

   o  whether such Indebtedness now exists or shall be created later;

   o certain events in bankruptcy, insolvency or reorganization affecting Energy Holdings; and

   o any other event of default provided with respect to debt securities of that series. (Section 501 of the indenture).

      Energy Holdings is required to file with the trustee, annually, an officer's certificate as to Energy Holdings' compliance with all conditions and covenants under the indenture. (Section 1008 of the indenture). The indenture provides that the trustee may withhold notice to the holders of debt securities of a series, including the notes, of any default (except payment defaults on the debt securities of that series) if it considers it in the interest of the holders of debt securities of the series to do so. (Section 601 of the indenture).

      If an event of default with respect to debt securities of a series, including the notes, has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the principal of all of the debt securities of that series to be due and payable immediately, by a notice in writing to Energy Holdings. However, if the debt securities of that series are issued with original issue discount or are "indexed debt securities," the trustee or the holders of not less than 25% of the debt securities may declare that portion of the principal as may be specified in the terms of those debt securities due and payable immediately. (Section 502 of the indenture). Indexed debt securities are debt securities, the interest and principal payments on which are determined by reference to a particular index, such as a foreign currency or commodity.

      Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default with respect to debt securities of any series, including the notes, has occurred and is continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of the holders of debt securities of that series, unless those holders have offered the trustee reasonable indemnity against the expenses and liabilities which might be incurred by it in compliance with such request. (Section 507 of the indenture).

      Subject to the provisions for the indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series of debt securities, including the notes, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 512 of the indenture).

      The holders of a majority in principal amount of the outstanding debt securities of a series, including the notes, may, on behalf of the holders of all debt securities of such series and any related coupons, waive any past default under the indenture with respect to that series and its consequences, except a default

   o in the payment of the principal of (or premium, if any) or interest, if any, on or additional amounts payable in respect of any debt security of such series or any related coupons or

   o in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of that series. (Section 513 of the indenture).

Merger or Consolidation

      The indenture provides that Energy Holdings may not consolidate with or merge with or into any other corporation or convey or transfer its properties and assets substantially as an entirety to any person, unless either Energy Holdings is the continuing corporation or such corporation or person assumes by supplemental indenture all the obligations of Energy Holdings under the indenture and the debt securities issued under it and immediately after the transaction no default shall exist. (Section 801 of the indenture).

No  Personal  Liability  of  Managers,   Directors,   Officers,   Employees  and
Members

      No past, present or future manager, director, officer, employee, incorporator, member or stockholder of Energy Holdings, as such, shall have any liability for any obligations of Energy Holdings under the notes and the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws. (Section 113 of the indenture).

Satisfaction and Discharge, Defeasance and Covenant Defeasance

      According to the terms of the indenture, Energy Holdings may discharge certain obligations to holders of any series of debt securities, including the notes, that have not already been delivered to the trustee for cancellation and that either have become due and payable or are by their terms due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such debt securities for principal, and premium, if any, and interest, if any, and any additional amounts with respect to the debt securities, to the date of such deposit, if the debt securities have become due and payable, or to the maturity date or redemption date, as the case may be. (Section 401 of the indenture).

      The indenture provides that, if the provisions of Article Fourteen of the indenture are made applicable to the debt securities of or within any series, including the notes, and any related coupons, Energy Holdings may elect either

      (a) to defease and be discharged from any and all obligations with respect to the debt securities and any related coupons, except for the obligations to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities and any related coupons, to replace temporary or mutilated, destroyed, lost or stolen debt securities and any related coupons, to maintain an office or agency in respect of such debt securities and any related coupons, and to hold moneys for payment in trust (Section 1402 of the indenture) or

      (b) to be released from its obligations under any covenant specified pursuant to Section 301 with respect to such debt securities and any related coupons, and any omission to comply with such obligations shall not constitute a default or an event of default with respect to such debt securities and any related coupons (Section 1403 of the indenture), in either case upon the irrevocable deposit by Energy Holdings with the trustee, in trust, of

      (1)   an amount in United States Dollars,

      (2) Government Obligations (as defined below) applicable to such debt securities and coupons that through the payment of principal and interest in accordance with their terms will provide money in an amount, or

      (3)   a combination of the items referred to in (1) or (2)

in an amount, sufficient to pay the principal of, and premium, if any, and interest, if any, on the debt securities and any related coupons, and any mandatory sinking fund or analogous payments on them, on all scheduled due dates.

      Such a trust may only be established if, among other things, Energy Holdings has delivered to the trustee an opinion of counsel to the effect that the holders of such debt securities and any related coupons will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance under clause (a) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture. (Section 1404 of the indenture).

      "Government Obligations" means securities which are

   o  direct obligations of the United States or

   o obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which are not callable or redeemable at the option of the issuer of that obligation.

Government Obligations also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from the amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt. (Section 101 of the indenture).

      In the event Energy Holdings effects covenant defeasance with respect to any debt securities and any related coupons and those debt securities and coupons are declared due and payable because of the occurrence of any event of default, other than the events of default described in clauses (4) or (8) of
Section 501 of the indenture, with respect to any covenant to which there has been defeasance, the amount of Government Obligations and funds on deposit with the trustee will be sufficient to pay amounts due on such debt securities and coupons at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities and coupons at the time of the acceleration resulting from such event of default. In such case, Energy Holdings would remain liable to make payment of such amounts due at the time of acceleration. (Section 501 of the indenture).

      If the trustee or any paying agent is unable to apply any money in accordance with the indenture by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then Energy Holdings' obligations under the indenture and such debt securities and any related coupons shall be revived and reinstated as though no deposit had occurred pursuant to the indenture, until such time as such trustee or paying agent is permitted to apply all such money in accordance with the indenture. However, if Energy Holdings makes any payment of principal of, or premium, if any, or interest, if any, on any such debt security or any related coupon following the reinstatement of its obligations, Energy Holdings shall be subrogated to the rights of the holders of such debt securities and any related coupons to receive such payment from the money held by such trustee or paying agent.

Amendment, Supplement and Waiver

      Energy Holdings and the trustee may modify and amend the indenture with the consent of the holders of a majority in principal amount of all outstanding debt securities that are affected by the modification or amendment; provided that no modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment, among other things:

   o change the stated maturity date of the principal of, or premium, if any, on, or any installment of principal of or interest on any debt security;

   o reduce the principal amount of, or the rate or amount of interest in respect of, or any premium payable upon the redemption of, any debt security;

   o  change the manner of calculating the rate of interest;

   o change any obligation of Energy Holdings to pay additional amounts in respect of any debt security;

   o reduce the portion of the principal of a debt security issued with the original issue discount or an indexed debt security that would be due and payable upon a declaration of acceleration of the maturity of the debt security or provable in bankruptcy;

   o adversely affect any right of repayment at the option of the holder of any such debt security;

   o change the place of payment of principal of, or any premium or interest on, the debt security;

   o impair the right to institute suit for the enforcement of any payment on or after the stated maturity date of the debt security or on or after any redemption date or repayment date for the debt security;

   o  adversely affect any right to convert or exchange any debt security;

   o reduce the percentage in principal amount of such outstanding debt securities, the consent of whose holders is required to amend or waive compliance with certain provisions of the indenture or to waive certain defaults under the indenture;

   o  reduce the requirements for voting or quorum described below; or

   o modify any of the preceding requirements or any of the provisions relating to waiving past defaults or compliance with certain restrictive provisions, except to increase the percentage of holders required to effect waiver or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected by the modification or waiver. (Section 902 of the indenture).

      Energy Holdings and the trustee may modify and amend the indenture without the consent of any holder, for any of the following purposes:

   o to evidence the succession of another person to Energy Holdings and the assumption by any successor of the covenants of Energy Holdings under the indenture and the debt securities;

   o to add to the covenants of Energy Holdings for the benefit of the holders of all or any series of debt securities issued under the indenture, including the notes, and any related coupons or to surrender any right or power conferred upon Energy Holdings by the indenture;

   o  to add events of  default  for the  benefit  of the  holders of all or any
      series  of  debt  securities,   including  the  notes,  issued  under  the
      indenture;

   o to add to or change any provisions of the indenture to facilitate the issuance of, or to liberalize the terms of, debt securities issued in bearer form or to permit or facilitate the issuance of debt securities in uncertificated form, provided that any such actions do not adversely affect the interests of the holders of the debt securities issued under the indenture or any related coupons in any material respect;

   o to change or eliminate any provisions of the indenture, provided that any change or elimination of this nature will become effective only when there are no debt securities outstanding of any series created prior to the change or elimination of the provision which are entitled to the benefit of the provisions;

   o to secure the debt securities, including the notes, under the indenture pursuant to the requirements of Section 1005 of the indenture, or otherwise;

   o to establish the form or terms of debt securities of any series and any related coupons;

   o to evidence and provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

   o to cure any ambiguity, defect or inconsistency in the indenture, provided such action does not adversely affect the interests of holders of debt securities of a series, including the notes, issued under the indenture or any related coupons in any material way; or

   o to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities issued under the indenture, including the notes, provided that the action does not adversely affect the interests of the holders of the debt securities of that series, including the notes, and any related coupons in any material way. (Section 901 of the indenture).

      In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of debt securities thereunder,

   o the principal amount of a debt security issued with original issue discount that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity of the debt security,

   o the principal amount of an indexed debt security that may be counted in making the determination or calculation and that will be deemed outstanding will be equal to the principal face amount of the indexed debt security at original issuance, unless otherwise provided pursuant to
      Section 301 of the indenture, and

   o Debt securities owned by Energy Holdings or any other obligor upon the debt securities or any affiliate of Energy Holdings or of such other obligor shall be disregarded. (Section 101 of the indenture).

      The indenture contains provisions for convening meetings of the holders of debt securities of a series if debt securities of that series are issuable in bearer form. (Section 1501 of the indenture) A meeting may be called at any time by the trustee, and also, upon request, by Energy Holdings or the holders of at least 10% in principal amount of the outstanding debt securities of that series, in any such case upon notice given as provided in the indenture. (Section 1502 of the indenture) Except for any consent that must be given by the holder of each debt security, as described above, any resolution presented at a meeting (or an adjourned meeting duly reconvened) at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of outstanding debt securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of outstanding debt securities of a series may be adopted at a meeting (or an adjourned meeting duly reconvened) at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of a series duly held in accordance with the indenture will be binding on all holders of debt securities of that series and any related coupons. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that, if any action is to be taken at a meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum. (Section 1504 of the indenture).

      Regardless of the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of a series, including the notes, with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by the action or of the holders of that series and one or more additional series:

   o  there shall be no minimum quorum requirement for that meeting and

   o the principal amount of the outstanding debt securities of the series that vote in favor of request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture. (Section 1504 of the indenture).

Additional Information

      Anyone who receives this prospectus may obtain a copy of the indenture without charge by writing to PSEG Energy Holdings L.L.C. at 80 Park Plaza, T-20, Newark, NJ 07102, Attention: Vice President-Finance and Treasurer.

Reports

      Following the consummation of the exchange offer, to the extent required by the SEC, Energy Holdings will file a copy of all of the information and reports referred to in clauses (1) and (2) below with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to holders of the notes upon request:

      (1) all quarterly and annual financial information required to be contained in a filing with the SEC on Forms 10-Q and 10-K and, with respect to the annual information only, a report on the annual financial statements certified by Energy Holdings' independent auditors; and

      (2) all information of the type contained in current reports required to be filed with the SEC on Form 8-K.

      The indenture requires Energy Holdings to file the documents referred to in clauses (1) and (2) above with the trustee within 15 days of the filing of those documents with the SEC. So long as any notes are outstanding, Energy Holdings will furnish to the holders of notes the documents referred to in clauses (1) and (2) above in the manner and to the extent required by the Trust Indenture Act within 30 days of the filing of those documents with the SEC.

      In addition, Energy Holdings has agreed that, for so long as any original notes remain outstanding, it will furnish upon request to holders of the original notes and prospective purchasers the information required to be delivered pursuant to Rule 144A(d) (4) under the Securities Act.

Book-Entry, Delivery and Form

      The exchange notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, global notes).

      Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Notes for Certificated Notes" below. Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of certificated notes (as defined below).

      Initially, the trustee will act as paying agent and registrar. The notes may be presented for registration of transfer and exchange at the offices of the registrar.

Depository Procedures

      The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. Energy Holdings takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

      DTC has advised Energy Holdings that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, participants) and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers (including the initial purchasers of the original notes), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, indirect participants). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

      DTC has also advised Energy Holdings that, pursuant to procedures established by it,

   o upon deposit of the global notes, DTC will credit the accounts of participants designated by the Initial Purchasers of the original notes with portions of the principal amount of the global notes and

   o ownership of such interests in the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interest in the global notes).

      Investors in the global notes may hold their interests therein directly through DTC, if they are participants in such system, or indirectly through organizations which are participants in such system. All interests in a global note may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

      Except as described below, owners of interest in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "holders" thereof under the indenture for any purpose.

      Payments in respect of the principal of, premium, if any, and interest on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the indenture, Energy Holdings and the trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither Energy Holdings, the trustee nor any agent of Energy Holdings or the trustee has or will have any responsibility or liability for

   o any aspect of DTC's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interest in the global notes, or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global notes or

   o any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

      DTC has advised Energy Holdings that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or Energy Holdings. Neither Energy Holdings nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the notes, and Energy Holdings and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

      Interest in the global notes are expected to be eligible to trade in DTC's same-day funds settlement system and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

      DTC has advised Energy Holdings that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the global notes for legended notes in certificated form, and to distribute such notes to its participants.

Exchange of Book-Entry Notes for Certificated Notes

      If

   o DTC is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by Energy Holdings within 90 days following notice to Energy Holdings,

   o DTC determines, in its sole discretion, not to have any of the notes represented by one or more global notes, or

   o  an event of default under the indenture has occurred and is continuing,

then Energy Holdings will issue individual notes in certificated form in exchange for the relevant global notes. In any such instance, an owner of a beneficial interest in a global note will be entitled to physical delivery of individual notes in certificated form of like tenor and rank, equal in principal amount to such beneficial interest and to have such notes in certificated form registered in its name. In all cases, notes in certificated form delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

                        FEDERAL INCOME TAX CONSIDERATIONS

General

      The following is a summary of the material United States federal income tax consequences resulting from the exchange offer and from the ownership of the exchange notes. It deals only with exchange notes held as capital assets and not with special classes of noteholders, such as dealers in securities or currencies, life insurance companies, tax exempt entities, and persons that hold an exchange note in connection with an arrangement that completely or partially hedges the exchange note. The discussion is based upon the Internal Revenue Code of 1986, as amended, and regulations, rulings and judicial decisions thereunder as of the date hereof. Such authorities may be repealed, revoked or modified so as to produce United States federal income tax consequences different from those discussed below. The information contained in this section has been passed upon for us by James T. Foran, Esquire, Associate General Counsel of PSEG. We have received an opinion of counsel from Mr. Foran regarding the material United States federal income tax consequences of the exchange offer.

      Noteholders tendering their original notes or prospective purchasers of exchange notes should consult their own tax advisors concerning the United
States federal income tax and any state or local income or franchise tax consequences in their particular situations and any consequences under the laws of any other taxing jurisdiction.

Consequences of Tendering Original Notes

      The exchange of original notes for the exchange notes pursuant to the exchange offer will not be treated as an "exchange" for United States federal income tax purposes because the exchange notes will not be considered to differ materially in kind or extent from the original notes. Rather, the exchange notes received by a noteholder will be treated as a continuation of the original notes in the hands of such noteholder. As a result, there will be no United States federal income tax consequences to noteholders exchanging the original notes for the exchange notes pursuant to the exchange offer. The noteholder must continue to include stated interest in income as if the exchange had not occurred. The adjusted basis and holding period of the exchange notes for any noteholder will be the same as the adjusted basis and holding period of the original notes. Similarly, there would be no United States federal income tax consequences to a holder of original notes that does not participate in the exchange offer.

United States Holders

      For purposes of this discussion, a "United States Holder" means:

      (1)   a citizen or resident of the United States;

      (2) a partnership, corporation or other entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the law of the United States or of any State of the United States including the District of Columbia;

      (3) an estate the income of which is subject to United States federal income tax regardless of its source;

      (4)   a trust, if either:

            (a) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

            (b) the trust was in existence on August 20, 1996 and elected to be treated as a United States person at all times thereafter;

      (5) any other person that is subject to United States federal income tax on interest income derived from a note as a result of such income being effectively connected with the conduct by such person of a trade or business within the United States; or

      (6) certain former citizens of the United States whose income and gain on the exchange notes will be subject to U.S. income tax.

      Payments of Interest

      Interest on an exchange note will be taxable to a United States Holder as ordinary interest income at the time it is received or accrued, depending on the noteholder's method of accounting for tax purposes.

      Disposition of an Exchange Note

      Upon the sale, exchange, redemption or retirement of an exchange note, a United States Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or retirement (other than amounts representing accrued and unpaid interest, which will be treated as ordinary income) and such holder's adjusted basis in the exchange note. Such gain or loss generally will be long-term capital gain or loss if the holder's holding period in the exchange note was more than one year at the time of disposition.

      Backup Withholding and Information Reporting

      In general, information reporting requirements will apply with respect to non-corporate United States Holders to payments of principal and interest on an exchange note and the proceeds of the sale of an exchange note before maturity. A "backup withholding" tax at the applicable statutory rate will apply to such payments if the United States Holder fails to provide an accurate taxpayer identification number or to report all interest and dividends required to be shown on its United States federal income tax returns.

Payments to United States Aliens

      As used herein, a "United States Alien" is a person or entity that, for United States federal income tax purposes, is not a United States Holder (as defined above).

      Under current United States federal income and estate tax law:

      (1) payments of principal and interest on an exchange note by us or any paying agent to a noteholder that is a United States Alien will not be subject to withholding of United States federal income tax, provided that the noteholder:

            (a) does not actually or constructively own 10% or more of the combined voting power of our stock;

            (b) is not a controlled foreign corporation related to us through stock ownership;

            (c)   is  not  a  bank  receiving   interest  described  in  Section
                  881(c)(3)(A) of the Internal Revenue Code; and

            (d) provides a statement, under penalties of perjury (such as a Form W-8BEN), to us that the holder is a United States Alien and provides its name and address;

      (2) a noteholder that is a United States Alien will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of such note, unless:

            (a) the gain is effectively connected with the conduct of a trade or business within the United States by the United States Alien; or

            (b) in the case of a United States Alien who is a nonresident alien individual and holds the exchange note as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met; and

      (3) an exchange note will not be subject to United States federal estate tax as a result of the death of a noteholder who is not a citizen or resident of the United States at the time of death, provided that:

            (a) such noteholder did not at the time of death actually or constructively own 10% or more of the combined voting power of all classes of our stock; and,

            (b) at the time of such noteholder's death, payments of interest on such exchange note would not have been effectively connected with the conduct by such noteholder of a trade or business in the United States.

      United States information reporting requirements and backup withholding tax will not apply to payments on an exchange note made outside the United States by us or any paying agent (acting in its capacity as such) to a noteholder that is a United States Alien provided that a statement described in
(1)(d) above has been received and neither we nor our paying agent has actual knowledge that the payee is not a United States Alien.

            Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of an exchange note effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury regulations), provided that such broker:

      (1)   is a United States Alien;

      (2) derives less than 50% of its gross income for certain periods from the conduct of a trade or business in the United States; and

      (3) is not a controlled foreign corporation as to the United States (a person described in (1), (2) and (3) above being hereinafter referred to as a "foreign controlled person").

      Payment of the proceeds of the sale of an exchange note effected outside the United States by a foreign office of any broker that is not a foreign controlled person will not be subject to backup withholding tax, but will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a United States Alien and certain other conditions are met, or the beneficial owner otherwise establishes an exemption.

                              PLAN OF DISTRIBUTION

      We are making the exchange offer in reliance on the position of the staff of the Division of Corporation Finance of the SEC as defined in certain interpretive letters issued to third parties in other transactions.

      Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period not to exceed 180 days after the exchange offer has been completed, we will make this prospectus, as amended or supplemented, available to any broker-dealer that reasonably requests such document for use in connection with any such resale. Broker dealers who acquired original notes directly from us may not rely on the staff's interpretations and must comply with the registration and prospectus delivery requirements of the Securities Act, including being named as a selling security holder, in order to resell the original notes or the exchange notes.

      We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

      For a period of 180 days after the exchange offer has been completed, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such document in the letter of transmittal. We have agreed to pay certain expenses incident to the exchange offer, other than commission or concessions of any brokers or dealers, and will indemnify the holders of the exchange notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

      By acceptance of this exchange offer, each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer agrees that, upon receipt of notice from Energy Holdings of the happening of any event which makes any statement in the prospectus untrue in any material respect or requires the making of any changes in the prospectus in order to make the statements therein not misleading (which notice we agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the prospectus until we have amended or supplemented the prospectus to correct such misstatement or omission and have furnished copies of the amended or supplemental prospectus to such broker-dealer.

                                 LEGAL OPINIONS

      The validity of the notes will be passed upon for Energy Holdings by James
T. Foran, Esquire, Associate General Counsel of PSEG or R. Edwin Selover, Esquire, Vice President and General Counsel of PSEG. The information contained in Federal Income Tax Considerations has been passed upon for Energy Holdings by Mr. Foran.

                                     EXPERTS

      The consolidated balance sheets as of December 31, 2002 and 2001, and the related consolidated statements of operations, member's/stockholder's equity and cash flows for each of the three years in the period ended December 31, 2002, and the financial statement schedule, appearing in Energy Holdings' Annual Report on Form 10-K for the year ended December 31, 2002 incorporated in this prospectus by reference have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which contains explanatory paragraphs for the adoption of Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" and Statement of Financial Accounting Standards No. 142, "Goodwill and Intangible Assets") appearing therein and incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

================================================================================

                                  $350,000,000

                                    ---------------
                             [LOGO] PSEG
                                    Energy Holdings
                                    ---------------

                                Offer to Exchange

                           7.75% Senior Notes due 2007
               Which have been registered under the Securities Act

                           For Any and All Outstanding
                           7.75% Senior Notes due 2007
                        Which have not been so registered

================================================================================

                                     Part II

                     Information not required in Prospectus

Item 20. Indemnification of Directors, Officers and Controlling Persons

      Section 19 of Energy Holdings' Limited Liability Company Agreement provides as follows:

      (a) No Member, Officer, Manager, employee or agent of the Company and no employee, representative, agent or Affiliate of the Member (collectively, the "Covered Persons") shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's willful misconduct.

      (b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 19 shall be provided out of and to the extent of Company assets only, and no Member shall have personal liability on account thereof.

      (c) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 19.

      (d) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

      (e) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Covered Person.

      (f) The Company may purchase and maintain insurance, to the extent and in such amounts as the Treasurer, in his sole discretion, shall deem reasonable, on behalf of Covered Persons and such other persons or entities as the Treasurer shall determine, against any liability that may be asserted against or expenses that may be incurred by any such person or entity in connection with the activities of the Company or such indemnities, regardless of whether the Company would have the power to indemnify such person or entity against such liability under the provisions of this Agreement. The Company may enter into indemnity contracts with Covered Persons and such other persons or entities as the Board shall determine and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 19(c) and containing such other procedures regarding indemnification as are appropriate.

      (g) The foregoing provisions of Section 19 shall survive any termination of this Agreement.

Item 21. Exhibits and Financial Statement

Attorney-in-Fact
Exhibit Index

Exhibit
Number                        Description
-------                       -----------
 3.1   --   Certificate of Formation dated July 24, 2002.*

 3.2   --   Certificate  of Amendment  dated October 2, 2002, to  Certificate of
            Formation dated July 24, 2002.*

 3.3   --   Limited  Liability  Company Agreement of PSEG Energy Holdings L.L.C.
            dated as of October 2, 2002.*

 4.1   --   Indenture  dated as of October 8, 1999 between  Energy  Holdings and
            Wachovia Bank, National  Association  (formerly known as First Union
            National Bank).**

 4.2   --   First  Supplemental  Indenture,  dated as of September  30, 2002, to
            Indenture  dated  as of  October  8,  1999.*

 4.3   --   Exchange  and  Registration  Rights  Agreement  dated April 16, 2003 between Energy Holdings and the Initial Purchasers named therein.

 4.4   --   Form of Exchange Note.

 5     --   Opinion of James T. Foran, Esquire.

 8     --   Opinion of James T. Foran, Esquire regarding tax matters.

12     --   Statement regarding computation of ratios of earnings.***

21     --   Subsidiaries of the Registrant.

23.1   --   Consent of James T. Foran, Esquire (contained in Exhibits 5 and 8).

23.2   --   Independent Auditors' Consent.

24     --   Power of Attorney.

25     --   Statement of Eligibility of Trustee on Form T-1.

99.1   --   Form of Letter of Transmittal.

99.2   --   Form of Notice of Guaranteed Delivery.

----------

  * Incorporated by reference from Energy Holdings' Current Report on Form 8-K filed October 4, 2002.

 **   Incorporated by reference from Registration Statement No. 333-95697.

*** Incorporated by reference from the Quarterly Report on Form 10-Q for the period ended March 31, 2003.

Item 22. Undertakings

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

      The undersigned registrant hereby undertakes (a):

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

            (iii) To include any material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement; provided, however, that the registrant need not file a post-effective amendment to include the information required to be included by subsection (a)(1)(i) or
                  (a)(1)(ii) if such information is contained in periodic reports filed by the registrant pursuant to Section 13 or
                  Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

      2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered thereby, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 23rd day of May 2003.

                                       PSEG ENERGY HOLDINGS L.L.C.

                                       By:    /s/ ROBERT J. DOUGHERTY, JR.
                                           ----------------------------------
                                                  Robert J. Dougherty, Jr
                                           President and Chief Operating Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature               Title                                 Date
          ---------               ----                                  ----
    /s/ E. JAMES FERLAND         Chairman of the Board              May 23, 2003
-----------------------------    and Chief Executive Officer
      E. James Ferland           (Principal Executive Officer)
                                 and Manager

    /s/ THOMAS M. O'FLYNN        Executive Vice President           May 23, 2003
-----------------------------    and Chief Financial Officer
      Thomas M. O'Flynn          (Principal Financial Officer)
                                 and Manager

    /s/ DEREK M. DIRISIO         Vice President and                 May 23, 2003
-----------------------------    Controller (Principal
      Derek M. DiRisio           Accounting Officer)

      This Registration Statement has also been signed by Derek M. DiRisio, Attorney-in-Fact, on behalf of the following Managers on May 23, 2003.

            Robert E. Busch
            Frank Cassidy
            Robert J. Dougherty, Jr.
            R. Edwin Selover

                                                 By:     /s/ DEREK M. DIRISIO
                                                     ---------------------------
                                                           Derek M. DiRisio
                                                           Attorney-in-Fact

                                POWER OF ATTORNEY

      Each Manager and/or Officer of PSEG Energy Holdings L.L.C. whose signature appears below hereby appoints each of Derek M. DiRisio, the agent for service named in this Registration Statement, and James T. Foran, Esq. as attorney-in-fact, to execute in the name of each such person and to file with the Securities and Exchange Commission this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement.

            Signature                                                Date
            ---------                                                ----

       /s/ ROBERT E. BUSCH                                       May 23, 2003
----------------------------------
         Robert E. Busch

        /s/ FRANK CASSIDY                                        May 23, 2003
----------------------------------
          Frank Cassidy

      /s/ DEREK M. DIRISIO                                       May 23, 2003
----------------------------------
         Derek M. DiRisio

   /s/ ROBERT J. DOUGHERTY, JR.                                  May 23, 2003
----------------------------------
    Robert J. Dougherty, Jr.

      /s/ E. JAMES FERLAND                                       May 23, 2003
----------------------------------
        E. James Ferland

     /s/ THOMAS M. O'FLYNN                                       May 23, 2003
----------------------------------
       Thomas M. O'Flynn

      /s/ R. EDWIN SELOVER                                       May 23, 2003
----------------------------------
        R. Edwin Selover

                                  Exhibit Index

Exhibit
Number                        Description
-------                       -----------
 3.1   --   Certificate of Formation dated July 24, 2002.*

 3.2   --   Certificate  of Amendment  dated October 2, 2002, to  Certificate of
            Formation dated July 24, 2002.*

 3.3   --   Limited  Liability  Company Agreement of PSEG Energy Holdings L.L.C.
            dated as of October 2, 2002.*

 4.1   --   Indenture  dated as of October 8, 1999 between  Energy  Holdings and
            Wachovia Bank, National  Association  (formerly known as First Union
            National Bank).**

 4.2   --   First  Supplemental  Indenture,  dated as of September  30, 2002, to
            Indenture  dated  as of  October  8,  1999.*

 4.3   --   Exchange  and  Registration  Rights  Agreement  dated April 16, 2003 between Energy Holdings and the Purchasers named therein.

 4.4   --   Form of Exchange Note.

 5     --   Opinion of James T. Foran, Esquire.

 8     --   Opinion of James T. Foran, Esquire regarding tax matters.

12     --   Statement regarding computation of ratios of earnings.***

21     --   Subsidiaries of the Registrant.

23.1   --   Consent of James T. Foran, Esquire (contained in Exhibits 5 and 8).

23.2   --   Independent Auditors' Consent.

24     --   Power of Attorney.

25     --   Statement of Eligibility of Trustee on Form T-1.

99.1   --   Form of Letter of Transmittal.

99.2   --   Form of Notice of Guaranteed Delivery.

----------
  * Incorporated by reference from Energy Holdings' Current Report on Form 8-K filed October 4, 2002.

 **   Incorporated by reference from Registration Statement No. 333-95697.

*** Incorporated by reference from the Quarterly Report on Form 10-Q for the period ended March 31, 2003.